Exhibit 10.6

EXECUTION VERSION

HILLENBRAND, INC.

$150,000,000

Private Shelf Facility

PRIVATE SHELF AGREEMENT

Dated December 6, 2012

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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INFORMATION SCHEDULE — AUTHORIZED OFFICERS

SCHEDULE A	—	INFORMATION RELATING TO PRUDENTIAL

SCHEDULE B	—	DEFINED TERMS

EXHIBIT 1	—	Form of Note

EXHIBIT 2	—	Form of Request for Purchase

EXHIBIT 3	—	Form of Confirmation of Acceptance

EXHIBIT 4.4(a)	—	Matters to be covered by Opinion of U.S. Special Counsel for the Transaction Parties

EXHIBIT 4.4(b)	—	Matters to be Covered by Opinion of Special Counsel for the Purchasers

EXHIBIT 4.5(b)	—	Form of Guaranty Agreement

EXHIBIT 4.5(c)	—	Form of Confirmation of Guaranty Agreement

EXHIBIT 21	—	Form of Agreement Regarding Confidentiality

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 10.1	—	Existing Liens

SCHEDULE 10.3	—	Existing Indebtedness

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HILLENBRAND, INC.
One Batesville Boulevard
Batesville, IN  47006

$150,000,000 Private Shelf Facility (this “Agreement”)

December 6, 2012

TO PRUDENTIAL INVESTMENT MANAGEMENT, INC. (“PRUDENTIAL”)

TO EACH OTHER PRUDENTIAL AFFILIATE WHICH BECOMES
  BOUND BY THIS AGREEMENT AS HEREINAFTER
  PROVIDED (EACH, A “PURCHASER” AND COLLECTIVELY,
  THE “PURCHASERS”):

Ladies and Gentlemen:

Hillenbrand, Inc., an Indiana corporation (the “Company”) agrees with Prudential and each of the Purchasers as follows:

1.                                      AUTHORIZATION OF NOTES.

Section 1.1.

The Company will authorize the issue and sale of its senior promissory notes (as amended, restated, supplemented or otherwise modified from time to time, the “Notes”, such term to include any such notes issued in substitution thereof pursuant to Section 14) in the aggregate principal amount of up to $150,000,000 (including the equivalent in the Available  Currencies), to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Note so issued, of no more than 12 years after the date of the original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.2(e), and to be substantially in the form of Exhibit 1 attached hereto.  The terms “Note” and “Notes” as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.  Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, (vi) the same currency specification and (vii) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.  Certain capitalized and other terms used in this Agreement are defined in Schedule A; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.                                      SALE AND PURCHASE OF NOTES.

Section 2.1.                                Shelf Facility and Shelf Notes.

(a)                                 Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Notes is herein called the “Facility”.  At any time, the aggregate principal amount of Notes stated in Section 1.1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.  For purposes of the preceding sentence, all aggregate principal amounts of Notes and Accepted Notes shall be calculated in Dollars; with respect to any Notes denominated or Accepted Notes to be denominated in any Available Currency other than Dollars, the Dollar Equivalent of such Notes or Accepted Notes shall be used for such calculation. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

(b)                                 Issuance Period.  Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary date is not a New York Business Day, the New York Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a New York Business Day, the New York Business Day next preceding such thirtieth day).  The period during which Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

(c)                                  Request for Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being herein called a “Request for Purchase”).  Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the currency (which shall be an Available Currency) of the Notes covered thereby, (ii) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $10,000,000 (or its equivalent in another Available Currency) and not be greater than the Available Facility Amount at the time such Request for

Purchase is made, (iii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Notes covered thereby, (iv) specify the use of proceeds of such Notes, (v) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 42 days after the making of such Request for Purchase, (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vii) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (viii) be substantially in the form of Exhibit 2 attached hereto.  Each Request for Purchase shall be in writing signed by the Company and shall be deemed made when received by Prudential.

(d)                                 Rate Quotes.  Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2.2(c), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several currencies, principal amounts, maturities, principal prepayment schedules, and interest payment periods of Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a “Quotation”).  Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

(e)                                  Acceptance. Within the Acceptance Window, an Authorized Officer of the Company may, subject to Section 2.1(f), elect to accept on behalf of the Company the Quotation provided in response to the related Request for Purchase as to the aggregate principal amount of the Notes specified in the related Request for Purchase (each such Note being herein called an “Accepted Note” and such acceptance being herein called an “Acceptance”).  The day the Company notifies Prudential of an Acceptance with respect to such Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on any such expired Quotation.  Subject to Section 2.1(f) and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate, and Prudential agrees to cause the purchase by a Prudential Affiliate of, such Accepted Notes at 100% of the principal amount of such Notes, which purchase price shall be paid in the currency in which such Notes are denominated. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 3 attached hereto (herein called a “Confirmation of Acceptance”).  If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

(f)                                   Market Disruption.  Notwithstanding the provisions of Section 2.1(e), any Quotation provided pursuant to Section 2.1(d) shall expire if prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with Section 2.1(e): (i) in the case of any Notes, the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, or (ii) in the case of Notes to be denominated in a currency other than Dollars, the markets for the relevant government securities (which in the case of the Euro, shall be the German Bund) or the spot and forward currency market, the financial futures market or the interest rate swap market shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading. No purchase or sale of Notes hereunder shall be made based on such expired Quotation.  If the Company thereafter notifies Prudential of the Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2.1(f) are applicable with respect to such Acceptance.

(g)                                  Fees.

(i)                                     Structuring Fee.  In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, the Company will pay to Prudential in immediately available funds fees (herein called the “Structuring Fees”), as follows:  (A) a non-refundable, fully earned, Structuring Fee in the amount of $25,000 on the date of this Agreement, and (B) a further Structuring Fee in the amount of $25,000 (the “Second Structuring Fee Installment”) on June 6, 2013 (the “Six-Month Anniversary Date”);  provided that if Notes in an aggregate principal amount of at least $50,000,000 (or the Dollar Equivalent thereof in the case of Notes denominated in any Available Currency other than Dollars), are issued on or before the Six-Month Anniversary Date, then payment of the Second Structuring Fee Installment is waived.

(ii)                                  Issuance Fee.  The Company will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Day in an amount equal to 0.10% of the Dollar equivalent of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day.  Such fee shall be payable in Dollars.

(iii)                               Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note (other than as provided in Section 2.1(g)(v)), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date or Rescheduled Closing Day (as defined in Section 3.3) of such purchase and sale, an amount (herein called the “Delayed Delivery Fee”) equal to:

(A)                               in the case of an Accepted Note denominated in Dollars, the product of (1) the amount determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the investment rate per annum on an alternative highest quality commercial paper Dollar investment selected by Prudential and having a maturity date or dates the same as, or approximately the same as, the Rescheduled Closing Day from time to time fixed for the delayed delivery of such Accepted Note, (2) the principal amount of such Accepted Note, and (3) a fraction, the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of payment of the Delayed Delivery Fee, and the denominator of which is 360; and

(B)                               in the case of an Accepted Note denominated in a currency other than Dollars, the sum of (1) the product of (x) the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the arithmetic average of the Overnight Interest Rates on each day from and including the original Closing Day for such Accepted Note, (y) the principal amount of such Accepted Note, and (z) a fraction, the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of payment of the Delayed Delivery Fee, and the denominator of which is 360 (in case of any Accepted Note denominated in other than British Pounds or Canadian Dollars) or 365 (in the case of any Accepted Note denominated in British Pounds or Canadian Dollars) and (2) the costs and expenses (if any) incurred by such Purchaser or its affiliates with respect to any interest rate or currency exchange agreement entered into by such Purchaser or any such affiliate in connection with the delayed closing of such Accepted Notes.

In no case shall the Delayed Delivery Fee, if applicable, be less than zero.  The Delayed Delivery Fee described in clause (B) above shall be paid in the currency in which the Accepted Notes are denominated. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.2.

(iv)                              Cancellation Fee.  If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company of Accepted Note in writing under the circumstances set forth in the last sentence of Section 2.1(e) or the penultimate sentence of Section 3.2 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note no later than one day after the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) equal to:

(A)                               the product of (1) the principal amount of such Accepted Note and (2) the quotient (expressed in decimals) obtained by dividing (y) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (z) such bid price, with the foregoing bid and ask prices as reported on the Bridge\Telerate Service, or if such information ceases to be available on the Bridge\Telerate

Service, any publicly available source of such market data selected by Prudential, and rounded to the second decimal place; and

(B)                               in the case of an Accepted Note denominated in a currency other than Dollars, the aggregate of all unwinding costs incurred by such Purchaser or its affiliates on positions executed by or on behalf of such Purchaser or such affiliates in connection with the proposed lending in such currency and setting the coupon in such currency, including replacement positions entered into for purposes of achieving short form hedge account treatment under FAS133, provided, however, that any gain realized upon the unwinding of any such positions shall be offset against any such unwinding costs.  Such positions include (without limitation) currency and interest rate swaps, futures and forwards, government bond (including U.S. Treasury bond) hedges and currency exchange contracts, all of which may be subject to substantial price volatility.  Such costs may also include (without limitation) losses incurred by such Purchaser or its affiliates as a result of fluctuations in exchange rates.  All unwinding costs incurred by such Purchaser shall be determined by Prudential or its affiliate in accordance with generally accepted financial practice.

In no case shall the Cancellation Fee, if applicable, be less than zero.

(v)                                 Invalidation of Delayed Delivery Fee and Cancellation Fee. If all conditions to a closing of the purchase and sale of any Accepted Note set forth in Section 4 hereof have been satisfied on the original Closing Day for any Accepted Notes (other than Section 4.6, unless the Company shall have failed to comply with the request of any Purchaser pursuant to the last sentence of such Section, and other than Section 4.4(b), unless the Company shall have failed to comply with any reasonable request of the Purchasers or their special counsel to provide information necessary for the Purchaser’s special counsel to deliver the opinion required by such Section 4.4(b)) and a Purchaser fails to purchase such Accepted Notes, then the Company shall have no obligation to pay any Delayed Delivery Fee or Cancellation Fee that might have otherwise been applicable.

3.                                      CLOSING.

Section 3.1.                                Facility Closings.  Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention:  Law Department or at such other place pursuant to the directions of Prudential, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes.

Section 3.2.                                Rescheduled Facility Closings.  If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.1(g)(iii) or (ii) such closing is to be canceled.  If a Rescheduled Closing Day is established in respect of Notes denominated in a currency other than Dollars, such Notes shall have the same maturity date, principal prepayment dates and amounts and interest payment dates as originally scheduled.  In the event that the Company shall fail to give such notice referred to in the second preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

4.                                      CONDITIONS.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing for such Notes is subject to the fulfillment, prior to or at such Closing, of the following conditions:

Section 4.1.                                Representations and Warranties.

The representations and warranties of the Company and each other Transaction Party in this Agreement and each other Transaction Document shall be correct on the date of this Agreement and at the time of the applicable Closing Day (except to the extent of changes caused by the transactions herein contemplated).

Section 4.2.                                Performance; No Default.

The Company and each other Transaction Party shall have performed and complied with all agreements and conditions contained in this Agreement and each other Transaction Document required to be performed or complied with by it prior to or at such Closing and no Default or Event of Default shall have occurred and be continuing after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14).

Section 4.3.                                Compliance Certificates.

(a)                                 Officer’s Certificates.  The Company and each other Transaction Party delivering any Transaction Document for such Closing shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

(b)                                 Secretary’s Certificates.  The Company and each other Transaction Party delivering any Transaction Document for such Closing shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (i) its attached formation document, certified by the Secretary of State of the State of its formation, (ii) its attached by-laws or operating agreement, (iii) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Notes and the other Transaction Document being delivered for such Closing, (iv) an attached certificate of good standing as of a recent date, (v) the incumbency and specimen signatures of the officers executing this Agreement, such Notes and such other Transaction Documents and (vi) such other matters relating to the execution, delivery and approval of this Agreement, such Notes and other Transaction Documents as such Purchasers shall reasonably request; provided, however, if none of the matters described in clauses (i), (ii) or (iii) certified by the Company or any other Transaction Party in a certificate previously delivered pursuant to this Section 4.3(b) have changed (and, in the case of the resolutions referred to in clause (iii), such resolutions authorize the execution, delivery and performance of such Notes and other Transaction Documents) then the Company or such Transaction Party may, in lieu of certifying to such matters, certify that there have been no changes to such matters as certified by the Company or such other Transaction Party in such prior certificate.

Section 4.4.                                Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (a) from such law firms reasonably acceptable to Prudential, as U.S. counsel for the Transaction Parties covering the matters set forth in Exhibits 4.4(a) and covering such matters as such Purchaser may reasonably request (and the Company hereby instructs such counsel to deliver such opinions to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.                                Guaranty Agreements and Confirmations.

(a)                                 On the date of the Closing of the initial Series of Notes, the Company shall have delivered to Prudential a certificate, dated the date of the Closing of the initial Series of Notes, providing a complete and accurate list of each Domestic Subsidiary which is a borrower or co-borrower under the Primary Credit Facility as of the date of the Closing of the initial Series of Notes and each Subsidiary which is liable under a Guarantee with respect to any Indebtedness of the Company or any Domestic Subsidiary under the Primary Credit Facility as of the date of the Closing of the initial Series of Notes.

(b)                                 Each Domestic Subsidiary which is a borrower or co-borrower under the Primary Credit Facility as of the date of the Closing of the initial Series of Notes, and each Subsidiary which is liable under a Guarantee with respect to any Indebtedness of the Company or any Domestic Subsidiary under the Primary Credit Facility as of the date of the Closing of the initial Series of Notes, shall have delivered to Prudential a Guaranty Agreement in the form of Exhibit 4.5(b) hereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Guaranty Agreement”).

(c)                                  On each Closing Day after the date of the Closing of the initial Series of Notes, each Guarantor which is a party to a Guaranty Agreement shall have delivered to such Purchaser a Confirmation of Guaranty Agreement, dated such Closing Day, in the form of Exhibit 4.5(c) attached hereto (each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, a “Confirmation of Guaranty Agreement”) and each other Person which is required to execute a Guaranty Agreement with respect to such Notes pursuant to Section 9.8 shall have executed and delivered such Guaranty Agreement.

Section 4.6.                                Purchase Permitted By Applicable Law, Etc.

On the date of each Closing, each Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax (excluding taxes on the revenue and net income of such Purchaser), penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.7.                                Payment of Fees.

(a)                                 Without limiting the provisions of Section 16.1, the Company shall have paid to Prudential and each Purchaser on or before such Closing any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to Section 2.1(g)(i), any Issuance Fee due pursuant to Section 2.1(g)(ii) and any Delayed Delivery Fee due pursuant to Section 2.1(g)(iii).

(b)                                 Without limiting the provisions of Section 16.1, the Company shall have paid on or before such Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ one special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to such Closing.

Section 4.8.                                Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for such Notes.

5.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company for itself on behalf of itself and its Subsidiaries, represents and warrants to each Purchaser that:

Section 5.1.                                Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2.                                Authorization, Etc.

This Agreement, the Notes and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Transaction Parties party thereto, and this Agreement constitutes, and upon execution and delivery thereof each Note and each other Transaction Document delivered to the Purchasers will constitute, a legal, valid and binding obligation of the Transaction Parties party thereto enforceable against the Transaction Parties party thereto in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.                                Disclosure.

This Agreement and the documents, certificates or other writings (including the financial statements described in Section 5.5 and the financial statements provided pursuant to the terms hereof) delivered to the Purchasers by or on behalf of the Transaction Parties in connection with the transactions contemplated hereby (this Agreement and such documents, certificates or other writings and financial statements delivered to each Purchaser in connection with entering into this Agreement (in the case of the making of this representation upon the signing of this Agreement), or delivered to such Purchaser in connection with this Agreement or such Purchaser’s purchase of Notes prior to the day the Quotation for any Series of Notes was provided by Prudential (in the case of the making of this representation in connection with the issuance of such Series of Notes) being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since September 30, 2011, in the case of the making of this representation at the time of the signing of this Agreement, and since the end of the most recent fiscal year for which audited financial statements have been furnished  prior to the time Prudential provided the Quotation to the Company pursuant to Section 2.1(d) with respect to any Series of Notes for which this representation is being made, in the case of the making of this representation in connection with the Request for Purchase with respect to such Series of Notes and the issuance of such Series of Notes, there has been no change in the financial condition, operations or business of the Company and its Subsidiaries, taken as a whole, except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4.                                Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)                                 Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers, in each case as of the date of this Agreement.  As of the date of this Agreement, except as disclosed in Schedule 5.4, no Subsidiary is liable under a Guarantee with respect to any Indebtedness of the Company or any Domestic Subsidiary under the Primary Credit Facility and no Domestic Subsidiary is a borrower or co-borrower under the Primary Credit Facility.

(b)                                 All of the outstanding shares of capital stock or similar equity interests of each Subsidiary owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)                                  Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Transaction Documents to which it is a party and to perform the provisions thereof.

Section 5.5.                                Financial Statements.

The Company has delivered to each Purchaser of any Accepted Notes the following financial statements of the Company: (a) a consolidated balance sheet of the Company and its Subsidiaries as at September 30 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 100 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for each such year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and (b) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 55 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods indicated and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Documents required to be delivered pursuant to this Section 5.5 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Company gives notice to Prudential and each Purchaser that such documents are (i) posted and the Company provides a link thereto on http://www.hillenbrand.com; or (ii) posted on the Company’s behalf on an Internet or intranet website, if any, to which the Purchasers have access (whether a commercial, third-party website or whether sponsored by Prudential).

Section 5.6.                                No Conflicts; Compliance with Laws.  The execution, delivery and performance by the Company and the other Transaction Parties of this Agreement, the Notes and the other Transaction Documents will not (a) contravene, result in any breach of, or constitute a default under any indenture, agreement or other instrument to which the Company or any Subsidiary is bound or by which any of their respective properties may be affected, except for such violation which, individually and in the aggregate, would not be reasonably expected to have a Material Adverse Effect, (b) violate the charter, by-laws or other organization documents of the Transaction Parties, (c) violate any applicable material law or regulation or any order of any Governmental Authority or (d) result in the creation of any Lien in respect of any property of the Company or any Subsidiary.

Section 5.7.                                Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any other Transaction Party of this Agreement, the Notes or the other Transaction Documents to which the Company or such Transaction Party is a party, except such as have been obtained or made and are in full force and effect.

Section 5.8.                                Litigation.

(a)                                 There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)                                 Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is party to any administrative or judicial proceeding relating to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any facts or conditions that are reasonably expected to give rise to any Environmental Liability.

Section 5.9.                                Taxes.

The Company and its Subsidiaries have filed all income tax returns and all other tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except, in each case, (i) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.

Section 5.10.                         Title to Property.

The Company and its Subsidiaries have good and sufficient title to, or a valid leasehold interest in, their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business).

Section 5.11.                         Licenses, Permits, Etc.

(a)                                 The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)                                 To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)                                  To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12.                         Compliance with ERISA; Non-U.S. Plans.

(a)                                 The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)                                 The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans) that is subject to Part 4 of Title I of ERISA, determined as of the last day of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  For purposes of the preceding sentence, the term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.  The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the last day of the Company’s most recently ended fiscal year in accordance with GAAP, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.

(c)                                  The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

(d)                                 The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with ACS 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries did not exceed $11,000,000.  The pension obligation for the nonqualified U.S. pension plan under GAAP did not exceed $30,000,000.

(e)                                  The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)                                   All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect.  All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

Section 5.13.                         Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.                         Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of such Notes as set forth in the applicable Request for Purchase.  None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock (excluding Treasury Stock) does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock (excluding Treasury Stock) will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.                         Existing Indebtedness; Future Liens.

Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section 10.3.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists on the date of this Agreement (with respect to the making of this representation at the time of the signing of this Agreement) or on the Closing Day with respect to the issuance of any Notes (in the case of the making of this representation on such Closing Day) with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which (a) individually exceeds $10,000,000, or (b) in the aggregate exceeds $40,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment (other than (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a refinancing thereof permitted by Section 10.1, (iii) any reimbursement obligation in respect of a letter of credit as a result of a drawing thereunder by a beneficiary thereunder in accordance with its terms, (iv) any such Indebtedness that is mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of capital stock, the incurrence of other Indebtedness or the sale or other disposition of any assets, and (v) any redemption, conversion or settlement of any such Indebtedness that is convertible into Equity Interests (and cash in lieu of fractional shares) and/or cash (in lieu of such Equity Interests in an amount determined by reference to the price of the common stock of the Company at the time of such conversion or settlement) in the Company pursuant to its terms unless such redemption, conversion or settlement results from a default thereunder or an event of a type that constitutes an Event of Default, so long as, in any case described in clauses (i) through (v), the Company is not in default with respect to its obligations to make payment of such Indebtedness or reimbursement obligation when due (within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to such Indebtedness, or reimbursement obligation).

Section 5.16.                         Foreign Assets Control Regulations, Etc.

(a)                                 Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”).

(b)                                 No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)                                  To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged  with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti- Money Laundering Laws.

(d)                                 No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the United States Foreign Corrupt Practice Act of 1977, as amended, or any other applicable law.

Section 5.17.                         Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.                         Environmental Matters.

(a)                                 Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Neither the Company nor any Subsidiary has knowledge of any facts which are reasonably likely to give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)                                  Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or, to the knowledge of the Company, formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

(d)                                 All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

6.                                      REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.                                Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.                                Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a)                                 the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)                                 the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)                                  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)                                 the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM

Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company of such Notes in writing pursuant to this clause (d); or

(e)                                  the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Section I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company of such Notes and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company of such Notes in writing pursuant to this clause (e); or

(f)                                   the Source is a governmental plan; or

(g)                                  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)                                 the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3                                   Each Purchaser further represents and warrants that such Purchaser (a) will not sell, transfer or otherwise dispose of the Notes or any interest therein except in a transaction exempt from or not subject to the registration requirements of the Securities Act and (b) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. Each Purchaser acknowledges that the Notes will bear a restrictive legend in the form set forth on the form of Note attached as Exhibit 1 to the Private Shelf Agreement.  Nothing contained in this Section 6.3 shall limit the ability of any Purchaser to rely upon the representations and warranties of the Transaction Parties in the Transaction Documents without additional inquiry or investigation.

Section 6.4                                   Each Purchaser represents that it is an Institutional Accredited Investor acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also Institutional Accredited Investors).

Section 6.5                                   The purchase of Notes by such Purchaser has not been solicited by or through anyone other than the Company, its agents or representatives, Prudential, or a holder of a Note.

7.                                      [RESERVED].

8.                                      PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.                                Required Prepayments of the Notes.  Each Series of Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

Section 8.2.                                Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes (in the case of each partial prepayment, in a minimum aggregate principal amount of $1,000,000 and in integral multiples of $500,000 in the case of Notes denominated in Dollars, in a minimum aggregate principal amount of €1,000,000 and in integral multiples of €500,000 in the case of Notes denominated in Euros, in a minimum aggregate principal amount of ₤1,000,000 and in integral multiples of ₤500,000 in the case of Notes denominated in British Pounds, in a minimum aggregate principal amount of C$1,000,000 and in integral multiples of C$500,000 in the case of Notes denominated in Canadian Dollars, and in a minimum aggregate principal amount of FR1,000,000 and in integral multiples of FR500,000 in the case of Notes denominated in Swiss Francs), at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of any Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of such Series of Notes to be prepaid a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.  Any partial prepayment of the Notes of any Series pursuant to this Section 8.2 shall be applied to the required prepayments and payments of the Notes of such Series under Section 8.1 (including the payment due on the maturity date thereof) in the inverse order of the dates when such prepayments and payments are due.

Section 8.3.                                [RESERVED].

Section 8.4.                                Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.1 or 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5.                                Maturity; Surrender, Etc.

In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6.                                Purchase of Notes.

The Company will not, and will not permit any of its Affiliates to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (ii) pursuant to a written offer to purchase any outstanding Notes of any Series made by the Company or an Affiliate pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7.                                Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Implied Rate British Pound Yield” means, with respect to the Called Principal of any Note denominated in British Pounds, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated “Page PXUK” on Bloomberg Financial Markets (or such other display as may replace “Page PXUK” on Bloomberg Financial Markets) for actively traded gilt-edged securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized British Government Bond Market Makers.  Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded gilt-edged security with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded gilt-edged security with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Rate Canadian Dollar Yield” means, with respect to the Called Principal of any Note denominated in Canadian Dollars, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXCA” on Bloomberg Financial Markets (or such other display as may replace “Page PXCA” on Bloomberg Financial Markets) for actively traded benchmark Canadian government bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields for such securities as determined by Recognized Canadian Government Bond Market Makers.  Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark Canadian government bonds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded benchmark Canadian government bonds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Rate Dollar Yield” means, with respect to the Called Principal of any Note denominated in Dollars, the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.

“Implied Rate Euro Yield” means, with respect to the Called Principal of any  Note denominated in Euros, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized German Bund Market Makers.  Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Rate Swiss Franc Yield” means, with respect to the Called Principal of any Note denominated in Swiss Francs, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page O#CHBMK=” on Reuters (or such other display as may replace “Page O#CHBMK=” on Reuters) for the actively traded benchmark Swiss government bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields for such securities as determined by Recognized Swiss Government Bond Market Makers.  Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark Swiss government bonds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded benchmark Swiss government bonds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Recognized British Government Bond Market Makers” means two internationally recognized dealers of gilt edged securities reasonably selected by Prudential.

“Recognized Canadian Government Bond Market Makers” shall mean two internationally recognized dealers of Canadian government bonds reasonably selected by Prudential.

“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by Prudential.

“Recognized Swiss Government Bond Market Makers” means two internationally recognized dealers of Swiss government bonds reasonably selected by Prudential.

“Reinvestment Yield” means, with respect to the Called Principal of any Note denominated in (i) Dollars, the Applicable Percentage plus the Implied Rate Dollar Yield, (ii) Euros, the Applicable Percentage plus the Implied Rate Euro Yield, (iii) British Pounds, the Applicable Percentage plus the Implied Rate British Pound Yield, (iv) Canadian Dollars, the Applicable Percentage plus the Implied Rate Canadian Dollar Yield and (v) Swiss Francs, the Applicable Percentage plus the Implied Rate Swiss Franc Yield.  The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Note.

“Remaining Average Life”  means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.                                      AFFIRMATIVE COVENANTS.

The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

Section 9.1                                   Financial Statements and Other Information.

The Company will deliver to Prudential and each holder of Notes that is an Institutional Investor:

(a)                                 within one hundred (100) days after the end of each fiscal year of the Company (or, if earlier, within five (5) days after the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)                                 within fifty-five (55) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Senior Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)                                  concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Senior Financial Officer of the Company (i) certifying as to whether a Default or Event of Default has occurred and is continuing and, if a Default or Event of Default has occurred that is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 10.9 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company’s audited financial statements for the fiscal year ended September 30, 2011 or the Company’s quarterly financial statements for the fiscal quarter ended December 31, 2011, March 31, 2012 or September 30, 2012 referred to in Section 5.5 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)                                 promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

(e)                                  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as a holder of Notes may reasonably request.

Documents required to be delivered pursuant to clauses (a), (b) and (d) of this Section 9.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are (i) filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; (ii) posted or the Company provides a link thereto on http://www.hillenbrand.com; or (iii) posted on the Company’s behalf on an Internet or intranet website, if any, to which Prudential and the  holders of Notes have access (whether a commercial, third-party website or whether sponsored by the Company).

Section 9.2                                   Notices of Material Events.

The Company will furnish to Prudential and each holder of Notes who is an Institutional Investor written notice of the following, promptly upon a Responsible Officer of the Company having actual knowledge thereof:

(a)                                 the occurrence of any Default or Event of Default;

(b)                                 the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect;

(c)                                  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(d)                                 any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Senior Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.  Information required to be delivered pursuant to clause (b), (c) and (d) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly or other periodic reports containing such information is (i) filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System, (ii) posted or the Company provides a link thereto on http://www.hillenbrand.com; or (iii) posted on the Company’s behalf on an Internet or intranet website, if any, to which Prudential and the  holders of Notes have access (whether a commercial, third-party website or whether sponsored by the Company).  Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Required Holders.

Section 9.3                                   Existence; Conduct of Business.

The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done (i) all things necessary to preserve, renew and keep in full force and effect its legal existence and (ii) take, or cause to be taken, all reasonable actions to preserve, renew and keep in full force and effect the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except, for purposes of this clause (ii), to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect); provided that (x) the foregoing shall not prohibit any merger, consolidation, amalgamation, disposition, liquidation or dissolution permitted under Section 10.4 and (y) neither the Company nor any of its Subsidiaries shall be required to preserve any right, qualification, license, permit, privilege, franchise, governmental authorization, intellectual property right or authority to conduct its business if the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of business of the Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Company, such Subsidiary, or the holders of the Notes.

Section 9.4                                   Payment of Tax Obligations.

The Company will, and will cause each of its Subsidiaries to, pay its Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 9.5                                   Maintenance of Properties; Insurance.

The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Company and its Subsidiaries (taken as a whole) in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies or with a captive insurance company that is an Affiliate of the Company, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 9.6                                   Books and Records; Inspection Rights.

The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity in all material respects with applicable law are made of all material financial dealings and transactions in relation to its business and activities.  The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by any holder of the Notes that is an Institutional Investor, at reasonable times and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, provided that the Company or such Subsidiary is afforded the opportunity to participate in such discussions, its independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, in no event shall such visitations, inspections or examinations occur more frequently than once per calendar year so long as no Event of Default has occurred and is continuing.  The Company acknowledges that any holder of the Notes, after exercising its rights of inspection, may, subject to Section 21, prepare and distribute to other holders of Notes certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by each holder of the Notes.  Notwithstanding anything to the contrary in this Section 9.6, neither the Company nor any of its Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any documents, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to a holder of the Notes that is an Institutional Investor (or any designated representative) is then prohibited by law or any agreement binding on the Company or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege constitutes attorney work-product.

Section 9.7                                   Compliance with Laws.

The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 9.8.                                Subsequent Guarantors.

(a)                                 The Company covenants that if at any time after the issuance of the initial Series of Notes any Subsidiary becomes liable under a Guarantee with respect to any Indebtedness under the Primary Credit Facility (other than a Foreign Subsidiary which is solely liable under a Guarantee with respect to Indebtedness owing by one or more other Foreign Subsidiaries under the Primary Credit Facility) or any Domestic Subsidiary becomes a borrower or co-borrower under the Primary Credit Facility, then concurrently therewith the Company will cause such Subsidiary to execute and deliver to the holders of the Notes a joinder to the Guaranty Agreement in the form of the exhibit thereto.

(b)                                 Each joinder to the Guaranty Agreement delivered by a Subsidiary pursuant to Section 9.8(a) shall be accompanied by a certificate of the Secretary or Assistant Secretary of such Subsidiary certifying such Subsidiary’s charter and by-laws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Subsidiary authorizing the execution and delivery of such joinder and incumbency and specimen signatures of the officers of such Subsidiary executing such documents, certificates with respect to such Subsidiary of the type described in Section 4.3, a certificate of good standing or comparable certificate for such Subsidiary in its jurisdiction of organization (if available), and an opinion of counsel for such Subsidiary with respect to such joinder of the type described in Section 4.4.

(d)                                 If at any time any Guarantor ceases to be or is no longer liable under a Guarantee and ceases to be or is no longer a borrower or co-borrower as described in clause (a) in this Section 9.8, and if all of the following conditions are satisfied:  (i) no Default or Event of Default exists immediately before or after the release by Prudential and the holders of the Notes of such Guarantor contemplated below, and (ii) if any fees or other consideration has been given to any party to the Primary Credit Facility to obtain the release of such Guarantor from being liable under any Guarantee or as a borrower or co-borrower, the holders of the Notes shall have received such fees or other consideration in a proportionate amount based upon the relative outstanding principal amount of the Notes and of the Indebtedness outstanding under the Primary Credit Facility with respect to which such Guarantor is liable under a Guarantee or as a borrower or co-borrower, then, upon the request and at the expense of the Company, Prudential and the relevant holders of the Notes shall execute and deliver to such Guarantor a release of its obligations under the Guaranty Agreement.

10.                               NEGATIVE COVENANTS.

The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

Section 10.1.                         Liens.

The Company will not, and will not permit any Subsidiary to, create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income other than:

(a)                                 Liens pursuant to any Transaction Document;

(b)                                 Liens existing on the date hereof (i) that do not exceed $1,000,000 or (ii) are listed on Schedule 10.1 and any renewals or extensions thereof; provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 10.3(b);

(c)                                  Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings in the circumstances, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings in the circumstances, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA) and deposits securing liability insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(f)                                   deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)                                  easements, rights-of-way, restrictions and other similar encumbrances affecting real property and other minor defects or irregularities in title and other similar encumbrances including the reservations, limitations, provisos and conditions, which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property of the Company and its Subsidiaries taken as a whole or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing Indebtedness permitted under Section 10.3(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(i)                                     Liens securing Indebtedness permitted under Section 10.3(r);

(j)                                    statutory rights of set-off arising in the ordinary course of business;

(k)                                 Liens existing on property at the time of acquisition thereof by the Company or any Subsidiary and not created in contemplation thereof;

(l)                                     Liens existing on property of a Subsidiary at the time such Subsidiary is merged, consolidated or amalgamated with or into, or acquired by, the Company or any Subsidiary or becomes a Subsidiary and not created in contemplation thereof;

(m)                             Liens in favor of banks which arise under Article 4 of the Uniform Commercial Code on items in collection and documents relating thereto and the proceeds thereof;

(n)                                 judgment Liens in respect of judgments that do not constitute an Event of Default under Section 11(k) or Liens securing appeal or surety bonds related to such judgments;

(o)                                 any interest or title of a landlord, lessor or sublessor under any lease of real estate or any Lien affecting solely the interest of the landlord, lessor or sublessor;

(p)                                 leases, licenses, subleases or sublicenses granted (i) to others not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (ii) between or among any of the Transaction Parties or any of their Subsidiaries;

(q)                                 purported Liens evidenced by the filing of precautionary UCC financing statements, PPSA financing statements or similar filings relating to operating leases of personal property entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(r)                                    any interest or title of a licensor under any license or sublicense entered into by the Company or any Subsidiary as a licensee or sublicensee (i) existing on the date hereof or (ii) in the ordinary course of its business;

(s)                                   with respect to any real property, immaterial title defects or irregularities that do not, individually or in the aggregate, materially impair the use of such real property;

(t)                                    Liens on any cash earnest money deposits or other escrow arrangements made in connection with any letter of intent or purchase agreement;

(u)                                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(v)                                 Liens arising out of sale and leaseback transactions;

(w)                               customary rights of first refusal, “tag along” and “drag along” rights, and put and call arrangements under joint venture agreements;

(x)                                 Liens on Treasury Stock of the Company;

(y)                                 Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments on deposit with or in possession of such bank; and

(z)                                  other Liens securing liabilities or assignments of rights to receive income in an aggregate amount not to exceed the greater of (i) $100,000,000 and (ii) 15% of Consolidated Tangible Assets (calculated as of the end of the immediately preceding fiscal quarter for which the Company’s financial statements were most recently delivered pursuant to Section 9.1(a) or (b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 9.1(a) or (b), the most recent financial statements referred to in Section 5.5 at any time outstanding; provided that, for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred if, at the time of the creation, incurrence, assumption or initial existence thereof, such Liens were permitted to be incurred pursuant to this clause (z) notwithstanding a decrease after such time in the basket amount permitted under this clause (z) as a result of a decrease in Consolidated Tangible Assets.

Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, create or suffer to exist any Lien on or with respect to any of properties, whether now owned or hereafter acquired, or assign any right to receive income, to secure any obligation under the Primary Credit Facility (other than (i) cash collateral with respect to letters of credit and defaulting lender obligations, (A) in an aggregate amount up to and including $50,000,000 and (B) in an amount in excess of $50 million, if such cash collateral is outstanding for less than 90 days, (ii) in an aggregate amount up to and including $300,000,000 upon the termination of the Primary Credit Facility, cash collateral for letter of credit obligations with respect to letters of credit issued under the Primary Credit Facility that remain outstanding after such termination and

(iii) set-off rights, in each case provided for under the Primary Credit Facility) unless and until the Notes (and any Guaranty Agreement) shall be concurrently secured equally and ratably with such Primary Credit Facility pursuant to documentation (including an intercreditor agreement) reasonably acceptable to the Required Holders.  The allowance of Liens pursuant to clauses (i), (ii) and (iii) in the foregoing parenthetical shall not prejudice any right of Prudential or any holder of a Note with respect to its reasonable requirements for the provisions of any such intercreditor agreement.

Section 10.2                            Acquisitions.

The Company will not, and will not permit any Subsidiary to, acquire (in one or a series of transactions) all of the capital stock or equity interests or all or substantially all of the assets of any Person, unless (i) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) if the aggregate amount invested (including assumed debt) is greater than $250,000,000, pro forma consolidated historical financial statements of the Company and its Subsidiaries as of the end of the most recent fiscal quarter for the four fiscal quarters most recently ended giving effect to the acquisition of the company or business pursuant to this Section 10.2 are delivered to Prudential and the holders of Notes that are Institutional Investors not less than five (5) Business Days prior to the consummation of any such acquisition or series of acquisitions, together with a certificate of a Responsible Officer of the Company demonstrating pro forma compliance with Section 10.9 after giving effect to such acquisition or series of acquisitions.

Section 10.3                            Indebtedness.

The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist, any Indebtedness, except:

(a)                                 Indebtedness under the Transaction Documents and, subject to compliance with the provisions of Section 9.8 and the last paragraph of this Section 10.3, under the Primary Credit Facility;

(b)                                 Indebtedness outstanding on the date hereof that (i) is less than $2,000,000 individually or $15,000,000 in the aggregate or (ii) is listed on Schedule 10.3 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c)                                  obligations (contingent or otherwise) of the Company existing or arising under any Swap Agreement; provided that such obligations are (or were) entered into in the ordinary course of business, and not for purposes of speculation;

(d)                                 Indebtedness in respect of capital leases and purchase money obligations for fixed or capital assets and any refinancings, refundings, renewals or extensions thereof; provided further that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; provided that the only property subject to such capital leases and purchase money obligations is the property so acquired;

(e)                                  Indebtedness that may be deemed to exist pursuant to surety bonds, appeal bonds, supersedeas bonds or similar obligations incurred in the ordinary course of business;

(f)                                   so long as no Default or Event of Default has occurred and is continuing or would result therefrom at the time of incurrence, unsecured Indebtedness of the Company or any Guarantor; provided that such Indebtedness is not senior in right of payment to the payment of the Indebtedness arising under this Agreement, the Notes, and the Transaction Documents;

(g)                                  Indebtedness of a Subsidiary of the Company to the Company or any of the Company’s other Subsidiaries or Indebtedness of the Company to any Subsidiary of the Company in connection with loans or advances; provided that each item of intercompany debt shall be unsecured and such Indebtedness shall only be permitted under this clause (g) to the extent it will be eliminated for purposes of the consolidated financial statements of the Company in accordance with GAAP;

(h)                                 Indebtedness arising as a result of the endorsement in the ordinary course of business of negotiable instruments in the course of collection;

(i)                                     Indebtedness incurred in connection with the acquisition of all or a portion of Hill-Rom Company, Inc.’s interest in the real and personal property described in the Farm Agreement;

(j)                                    Guarantees by the Company of Indebtedness of any Subsidiary of the Company and by any Subsidiary of the Company of Indebtedness of the Company or any other Subsidiary of the Company; provided that the Indebtedness so Guaranteed is permitted by this Section 10.3;

(k)                                 Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability or other insurance to the Company or any Subsidiary of the Company, including pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(l)                                     customary contingent indemnification obligations to purchasers in connection with any disposition;

(m)                             Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation thereof and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(n)                                 Indebtedness in respect of netting services, cash management obligations, overdraft protections and otherwise in connection with deposit accounts and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(o)                                 Indebtedness with respect to the deferred purchase price of property acquired and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(p)                                 Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards or purchase cards (including so-called “procurement cards” or “P-cards”), in each case, incurred in the ordinary course of business;

(q)                                 contingent liabilities in respect of any indemnification obligations, adjustment of purchase price, non-compete, or similar obligations (other than Guarantees of any Indebtedness for borrowed money) of the Company or any Subsidiary of the Company incurred in connection with the consummation of one or more acquisitions;

(r)                                    other Indebtedness (exclusive of Indebtedness permitted under clauses (a) through (q) above) in an aggregate principal amount not to exceed the greater of (i) $100,000,000 and (ii) 15% of Consolidated Tangible Assets (calculated as of the end of the immediately preceding fiscal quarter for which the Company’s financial statements were most recently delivered pursuant to Section 9.1(a) or (b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 9.1(a) or (b), the most recent financial statements referred to in Section 5.5 at any time outstanding; provided that, for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred if, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness was permitted to be incurred pursuant to this clause (r) notwithstanding a decrease after such time in the basket amount permitted under this clause (r) as a result of a decrease in Consolidated Tangible Assets.

Notwithstanding the foregoing, the Company will not permit any Foreign Subsidiary to create, incur, assume or suffer to exist any Indebtedness under the Primary Credit Facility to the extent that the aggregate outstanding amount of the Indebtedness of all Foreign Subsidiaries outstanding under the Primary Credit Facility would at any time be in excess of $400,000,000 except to the extent that the amount in excess of $400,000,000 is permitted under clause (r) of this Section 10.3 (and such Indebtedness in excess of $400,000,000 shall not be permitted under clause (a) through (q) of this Section 10.3).

Section 10.4                            Fundamental Changes.

The Company will not, and will not permit any of its Subsidiaries to, merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a)                                 any Subsidiary may (i) merge or consolidate with or into the Company, provided that the Company shall be the continuing or surviving Person or (ii) merge, consolidate or amalgamate with any one or more other Subsidiaries, provided that when any Wholly-Owned Subsidiary is merging or amalgamating with another Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person (or the continuing corporation resulting from such amalgamation shall be a Wholly-Owned Subsidiary);

(b)                                 any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Wholly-Owned Subsidiary, then the transferee must either be the Company or a Wholly-Owned Subsidiary;

(c)                                  the Company or any Subsidiary may merge (or, in the case of a Subsidiary, amalgamate) with any Person in a transaction that would be an acquisition or a Disposition that is permitted under this Agreement; provided that in the case of an acquisition (i) if the Company is a party to such merger, it shall be the continuing or surviving Person, or (ii) if any Guarantor is a party to such merger or amalgamation, such Guarantor shall be the continuing or surviving Person (or the continuing corporation resulting from such amalgamation shall be a Guarantor, and shall have executed and delivered to Prudential and the holders of the Notes a confirmation to that effect reasonably satisfactory to Prudential and the Required Holders);

(d)                                 the Company may Dispose of its Treasury Stock; and

(e)                                  the Company’s Subsidiaries may make Dispositions that, together with all other property of the Company and its Subsidiaries previously Disposed of as permitted by this clause (e) during any fiscal year of the Company, does not exceed an aggregate book value of either (i) ten percent (10%) of Consolidated Total Assets of the Company or (ii) ten percent of Consolidated Revenues of the Company for its most recently ended period of four consecutive  fiscal quarters (calculated, in each case, as of the end of the immediately preceding fiscal quarter for which the Company’s financial statements were most recently delivered pursuant to Section 9.1(a) or (b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 9.1(a) or (b), the most recent financial statements referred to in Section 5.5, provided that Consolidated Revenues will be calculated for the Company’s most recently ended period of four consecutive fiscal quarters on a pro form basis after giving effect to acquisitions and dispositions completed prior to the date of such measurement.

Section 10.5                            Restricted Payments.

The Company will not, and will not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)                                 each Subsidiary may make Restricted Payments to the Company and to other Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly-Owned Subsidiary, such Restricted Payment  may be made to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

(b)                                 the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

(c)                                  the Company and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

(d)                                 the Company and each Subsidiary may make distributions to current and former employees, officers, or directors of the Company and its Subsidiaries (or any spouses, ex-spouses, or estates of any of the foregoing) on account of purchases, redemptions or other acquisitions of Equity Interests of the Company or its Subsidiaries held by such Persons; and

(e)                                  the Company may declare and pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash; provided that immediately after giving effect to such proposed action, no Event of Default would exist.

Section 10.6                            Change in Nature of Business.

The Company will not, and will not permit any of its Subsidiaries to, enter into any business if, after giving effect thereto, the business of the Company and its Subsidiaries, taken as a whole, would be substantially different from the business in which the Company and its Subsidiaries, taken as a whole, are presently engaged, provided, however, that the foregoing shall not preclude entry into or acquisition of any business for the manufacturing or distribution of goods (including without limitation machinery and equipment) where it is reasonable for the Company to assume that the core competencies of the Company and its Subsidiaries developed in the conduct of their existing business will add value to such new business.

Section 10.7                            Transactions with Affiliates.

The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that this Section 10.7 shall not (i) prohibit any transaction permitted by Section 10.4 or 10.5 or (ii) apply to reasonable compensation (including amounts paid pursuant to Plans) and indemnification paid or made available to any current or former officer, director or employee of the Company or any of its Subsidiaries for services rendered in that Person’s capacity as an officer, director or employee or the making of any Restricted Payment otherwise permitted by this Agreement, in each case to the extent any such payments are made in accordance with applicable laws. For purposes of this Section 10.7, Affiliate shall not include the Company or any Wholly-Owned Subsidiary of the Company.

Section 10.8                            Burdensome Agreements.

The Company will not, and will not permit any of its Subsidiaries to, enter into any Contractual Obligation that: limits the ability (a) of any Subsidiary to make Restricted Payments to the Company; (b) of any Subsidiary to Guarantee the Indebtedness of the Company under the Transaction Documents or (c) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the obligations of the Transaction Parties under the Transaction Documents, other than, in each case limitations and restrictions:

(a)                                 set forth in this Agreement and any other Transaction Document;

(b)                                 on subletting or assignment of any leases or licenses of the Company or any Subsidiary or on the assignment of a Contractual Obligation or any rights thereunder or any other customary non-assignment provisions, in each case entered into in the ordinary course of business;

(c)                                  set forth in Contractual Obligations for the disposition of assets (including any Equity Interests in any Subsidiary) of the Company or any Subsidiary of the Company; provided such restrictions and conditions apply only to the assets or Subsidiary that is to be sold;

(d)                                 set forth in the Farm Agreement, the Airport Access and Use Agreement or the Joint Ownership Agreements;

(e)                                  set forth in any Contractual Obligation governing Indebtedness permitted under Section 10.3(b), (d), (f), (j), (m), (o) and (r);

(f)                                   with respect to cash or other deposits (including escrowed funds) received by Company or any Subsidiary in the ordinary course of business and assets subject to Liens permitted by Section 10.1(b), (e), (f), (h), (j), (k), (l), (n), (t), (v) and (z);

(g)                                  set forth in joint venture agreements and other similar agreements concerning joint ventures and applicable solely to such joint venture; or

(h)                                 set forth in any Contractual Obligation relating to an asset being acquired existing at the time of acquisition or a Subsidiary existing at the time such Subsidiary is merged, consolidated or amalgamated with or into, or acquired by, the Company or any Subsidiary or becomes a Subsidiary and, in each case, not in contemplation thereof.

Section 10.9                            Financial Covenants.

(a)                                 Maximum Leverage Ratio.  The Company will not permit the ratio (the “Leverage Ratio”), determined as of the last day of each of its fiscal quarters ending after June 30, 2012, of (i) Consolidated Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 3.50 to 1.00.  For purposes of calculations under this Section 10.9(a), Consolidated Indebtedness shall not include 75% of the principal amount of any mandatorily convertible unsecured bonds, debentures, preferred stock or similar instruments in a principal amount not to exceed $500,000,000 in the aggregate during the term of this Agreement which are payable in no more than three years (whether by redemption, call option or otherwise) solely in common stock or other common equity interests.

(b)                                 Minimum Interest Coverage Ratio.  The Company will not permit the ratio (the “Interest Coverage Ratio”), determined as of the last day of each of its fiscal quarters ending after June 30, 2012, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 3.50 to 1.00.

Section 10.10.                  Terrorism Sanctions Regulations.

The Company agrees that it will not and will not permit any Controlled Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person if such investments, dealings or transactions would cause any holder of a Note to be in violation of any laws or regulations that are applicable to such holder.

Section 10.11.                  Most Favored Lender Status.

(a)                                 If after the date of this Agreement the Company enters into, assumes or otherwise becomes bound or obligated under one or more new Financial Covenants or Sale of Assets Covenants in the Primary Credit Agreement, or if after the date of this Agreement the Company amends any Financial Covenant or Sale of Asset Covenant in the Primary Credit Facility to become more restrictive as to the Company or its Subsidiaries than the Financial Covenants or Sale of Assets Covenant in this Agreement, then the Company will promptly, and in any event within 10 days thereafter, notify the holders of the Notes of such new or amended Financial Covenant or Sale of Asset Covenant and the terms of this Agreement shall, whether or not the Company provides such notice and without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each new or amended Financial Covenant or Sale of Asset Covenant.  The Company further covenants to promptly execute and deliver at its expense (including without limitation, the reasonable fees and expenses of counsel for the holders of the Notes), an amendment to this Agreement to evidence the inclusion of such new or amended Financial Covenant or Sale of Asset Covenant, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 10.11(a), but shall merely be for the convenience of the parties hereto.

(b)                                 If after the time this Agreement is amended pursuant to Section 10.11(a) to include in this Agreement any new or amended Financial Covenant or Sale of Asset Covenant (an “Incorporated Covenant”), such Incorporated Covenant ceases to be in effect under or is deleted from the Primary Credit Facility or is amended or modified for the purposes of the Primary Credit Facility so as to become less restrictive with respect to the Company and its Subsidiaries, then, upon the request of the Company, the holders of the Notes will amend this Agreement to delete or similarly amend or modify, as the case may be, such Incorporated Covenant as in effect in this Agreement, provided that (i) no Default or Event of Default shall be in existence immediately before or after such deletion, amendment or modification, and (ii) if any fees or other remuneration were paid to any lender under the Primary Credit Facility with respect to causing such Incorporated Covenant to cease to be in effect or be deleted or to be so amended or modified, then the Company shall have paid to the holders of the Notes the same fees or other remuneration on a pro rata basis in proportion to the relative outstanding principal amounts of the Notes and the principal amount of the Indebtedness outstanding under the Primary Credit Facility.  Notwithstanding the foregoing, no amendment to this Agreement pursuant to this Section 10.11(b) as the result of any Incorporated Covenant ceasing to be in effect or being deleted, amended or otherwise modified shall cause any Financial Covenant or Sale of Assets Covenant in this Agreement to be less restrictive as to the Company or its Subsidiaries than such Financial Covenant or Sale of Assets Covenant as contained in this Agreement as in effect on the date hereof, and as amended other than as the result of the application of Section 10.11(a) originally caused by such Incorporated Covenant.

11.                               EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur:

(a)                                 the Company shall fail to pay any principal of or any Make-Whole Amount due with respect to any Note, in each case when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 the Company shall fail to pay any interest on any Note or any fee or any other amount (other than an amount referred to in clause (a) of this Section 11) payable under this Agreement, the Notes or any other Transaction Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)                                  any representation or warranty made or deemed made by or on behalf of any Subsidiary in this Agreement, the Notes, or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, the Notes, or any other Transaction Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)                                 the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 9.2, 9.3 (with respect to the Company’s existence), or 9.8, in Section 10;

(e)                                  the Company or any other Transaction Party, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), the Notes, or any other Transaction Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from Prudential or any holder of Notes to the Company;

(f)                                   the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, which is not cured within any applicable grace period therefor;

(g)                                  any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after the expiration of any applicable grace period, and delivery of any applicable required notice, provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any Material Indebtedness that becomes due as a result of a refinancing thereof permitted by Section 10.1, (iii) any reimbursement obligation in respect of a letter of credit as a result of a drawing thereunder by a beneficiary thereunder in accordance with its terms, (iv) any such Material Indebtedness that is mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of capital stock, the incurrence of other Indebtedness or the sale or other disposition of any assets, so long as such Material Indebtedness that has become due is so prepaid in full with such net proceeds required to be used to prepay such Material Indebtedness when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to such Material Indebtedness, and (v) any redemption, conversion or settlement of any such Material Indebtedness that is convertible into Equity Interests (and cash in lieu of fractional shares) and/or cash (in lieu of such Equity Interests in an amount determined by reference to the price of the common stock of the Company at the time of such conversion or settlement) in the Company pursuant to its terms unless such redemption, conversion or settlement results from a default thereunder or an event of a type that constitutes an Event of Default;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (including, without limitation, any applicable provisions or any corporations legislation) or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (including, without limitation, any applicable provisions or any corporations legislation), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                    the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                 judgments or orders for the payment of money in excess of $75,000,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and remain undischarged or unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 11(k) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

(l)                                     an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)                             a Change in Control shall occur; or

(n)                                 any material provision of any Guaranty Agreement for any reason (other than the release of any Guarantor permitted under this Agreement) ceases to be valid, binding and enforceable in accordance with its terms (or any Guarantor shall challenge the enforceability of the Guaranty Agreement to which it is a party or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of the Guaranty Agreement to which it is a party has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).

12.                               REMEDIES ON DEFAULT, ETC.

Section 12.1.                         Acceleration.

(a)                                 If an Event of Default with respect to the Company described in Section 11(h) or (i) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                                 If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)                                  If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.                         Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or any other Transaction Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.                         Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on such Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.                         No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, by any Note or by any other Transaction Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 16, the Company agrees to pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.                               [RESERVED]

14.                               REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 14.1.                         Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company agrees that it shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2.                         Transfer and Exchange of Notes.

Upon surrender of any Note to the Company, at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the

Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, in the case of Notes denominated in Dollars, €100,000, in the case of Notes denominated in Euros, ₤100,000, in the case of Notes denominated in British Pounds, C$100,000, in the case of Notes denominated in Canadian Dollars, or FR100,000, in the case of Notes denominated in Swiss Francs, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than the foregoing applicable minimum amount.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 14.3.                         Replacement of Notes.

Upon receipt by the Company, at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                                 in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $250,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.                               PAYMENTS ON NOTES.

Section 15.1.                         Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in (a) with respect to Notes denominated in Dollars, New York, New York, at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction, (b) with respect to Notes denominated in Euros, London, England, at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction, (c) with respect to Notes denominated in British Pounds, London, England, at the principal office of JPMorgan Chase Bank, N.A.  in such jurisdiction, (d) with respect to Notes denominated in Canadian Dollars, Toronto, Ontario at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction, and (e) with respect to Notes denominated in Swiss Francs, London, England at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note to be paid, change the place of payment of such Notes so long as such place of payment shall be either the principal office of the Company or any of its Subsidiaries in the applicable jurisdiction specified above or the principal office of a bank or trust company in such jurisdiction.

Section 15.2.                         Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest and all other amounts by the method and at the address specified in such Purchaser’s Confirmation of Acceptance, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company, at the Company’s principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2.  The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

16.                               EXPENSES, ETC.

Section 16.1                            Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company agrees to pay (a) all reasonable attorneys’ fees of special counsel (one acting on behalf of all the Purchasers and the holders of the Notes unless there is a conflict preventing one counsel from representing all the Purchasers and such holders) and, if reasonably required by the Required Holders, local counsel for each applicable jurisdiction (one for each applicable jurisdiction acting on behalf of all Purchasers and the holders of the Notes unless there is a conflict preventing one counsel from representing all the Purchasers and such holders ) incurred by the Purchasers and each other holder of a Note in connection with the transactions described in clauses (b)(i) through (v) below and (b) (i) the other reasonable costs and expenses in connection with the preparation, negotiation, execution and delivery of this Agreement, the Notes and the other Transaction Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) if a Default or an Event of Default occurs, the other costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Transaction Document; (iii) the other costs and expenses incurred in connection with in responding to any subpoena or other legal process or informal investigative demand issued (A) in connection with this Agreement, the Notes or any other Transaction Documents, or (B) by reason of being a holder of any Note; (iv) the costs and expenses, including financial advisors fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes; and (v) the other costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (v) shall not exceed $500 for the initial Series of Notes and $500 for each additional Series of Notes.  The Company agrees to pay, and to save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 16.2.                         Survival.

The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Transaction Document, and the termination of this Agreement or any other Transaction Document.

17.                               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of any Transaction Party pursuant to this Agreement  shall be deemed representations and warranties of such Transaction Party under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the other Transaction Documents embody the entire agreement and understanding between each Purchaser and the Transaction Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

18.                               AMENDMENT AND WAIVER.

Section 18.1.                         Requirements.

This Agreement, the Notes and the other Transaction Documents may be amended, and the observance of any term hereof or of the Notes or the other Transaction Documents may be waived (either retroactively or prospectively), with the written consent of the

Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 3, 4, 5, 6 or 22, or any defined term (as it is used in such section), will be effective as to any Purchaser unless consented to by such Purchaser in writing, (b) (i) with the written consent of Prudential (and without the consent of any other holder of Notes), the provisions of Section 1 or 2.1 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2.1 and 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes and (c) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 18, 21 or 23.9.

Section 18.2.                         Solicitation of Holders of Notes.

(a)                                 Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, unless such proposed amendment, waiver or consent relates only to a specific Series of Accepted Notes which have not yet been purchased, in which case such information will only be required to be delivered to the Purchasers which shall have become obligated to purchase Accepted Notes of such Series.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                 Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note or any other Transaction Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 18.3.                         Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Transaction Parties without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between any Transaction Party and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or any other Transaction Document shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 18.4.                         Notes Held by the Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Transaction Document, or have directed the taking of any action provided herein or in the Notes or any other Transaction Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19.                               NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an overnight commercial delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)                                     if to Prudential, to Prudential at the address specified for such communications in Schedule A, or at such other address as Prudential shall have specified to the Company in writing,

(ii)                                  if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications by such Purchaser in its Confirmation of Acceptance, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(iii)                               if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iv)                              if to the Company, at the Company’s address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

This Agreement, the Notes and the other Transaction Documents have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in any jurisdiction in respect hereof or thereof.

Notwithstanding anything to the contrary in this Section 19, any communication pursuant to Section 2.1 shall be made by the method specified for such communication in Section 2.1, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

20.                               REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.                               CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure (otherwise than (to such Purchaser’s knowledge) by reason of any breach of these provisions), (b) subsequently becomes publicly known through no act or omission by such Purchaser (including any breach of these provisions by such Purchaser) or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary and other than (to such Purchaser’s knowledge) by reason of any breach of these provisions or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), provided that any such directors, trustees, officers, employees, agents, attorneys and affiliates will be notified of the confidentiality requirements set forth in this Section 21, (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person (x) has executed an Agreement Regarding Confidentially substantially in the form of Exhibit 21 attached hereto prior to its receipt of such Confidential Information, a copy of which will be provided to the Company promptly after the execution thereof by all parties thereto, and (y) is not a Competitor), (v) any Person from which it offers to purchase any security of the Company in a private transaction (if such Person (x) has executed an Agreement Regarding Confidentially substantially in the form of Exhibit 21 attached hereto prior to its receipt of such Confidential Information, a copy of which will be provided to the Company promptly after the execution thereof by all parties thereto, and (y) is not a Competitor), (vi) federal or state regulatory authority having jurisdiction over such Purchaser to the extent delivery is required or requested by such regulatory authority, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, (viii) upon notice to the Company prior to the disclosure thereof, to the extent practicable and not prohibited by applicable law, rule or regulation, any other Person to which such delivery or disclosure may be necessary to effect compliance with any law, rule, regulation or order applicable to such Purchaser, or in response to any subpoena or other legal process, or (ix)(y) upon notice to the Company, to the extent practicable and not prohibited by applicable law, rule or regulation, in connection with any litigation to which such Purchaser is a party, to the extent such Purchaser may reasonably determine such delivery or disclosure to be necessary or appropriate in connection with such litigation, or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Transaction Document.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other Transaction Document, any Purchaser is required to agree to a confidentiality undertaking (whether through Intralinks or otherwise) which is different from the terms of this Section 21, the terms of this Section 21 shall, as between such Purchaser and the Company, supersede the terms of any such other confidentiality undertaking.

22.                               SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23.                               MISCELLANEOUS.

Section 23.1.                         Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 23.2.                         Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date or any scheduled principal repayment date, of any Note is a date other than a Business Day, the payment otherwise due on such maturity date or scheduled principal repayment date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 23.3.                         Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.  Notwithstanding the foregoing, if the Company notifies Prudential and the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Prudential or the Required Holders notify the Company that it or they request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.

Notwithstanding anything to the contrary herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (x) without giving effect to any election by the Company or any Subsidiary to measure any portion of a financial liability at fair value (as permitted by Accounting Standards Codification 825-10-25, formerly known as statement of Financial Accounting Standards No. 159, or any similar accounting standard) and such determination shall be made as if such election had not been made and (y) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, net of discounts and premiums and (ii) any obligations relating to a lease that was accounted for by such Person as an operating lease as of the date of this Agreement and any similar lease entered into after the date of this Agreement by such Person shall be accounted for as obligations relating to an operating lease and not as obligations relating to a capital lease; provided however, that the Company may elect, with notice to Prudential and the holders of the Notes, to treat operating leases as capital leases in accordance with GAAP as in effect from time to time and, upon such election, and upon any subsequent change to GAAP therefor, the parties will enter into negotiations in good faith in an effort to preserve the original intent of the financial covenants set forth herein (it being understood and agreed that the treatment of operating leases be interpreted on the basis of GAAP as in effect on the date of this Agreement until such election shall have been withdrawn or such provision amended in accordance herewith).

All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence, assumption or repayment of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence, assumption or repayment of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 9.1(a) or 9.1(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 5.5), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings unless permitted by Article 11 of Regulation S-X) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement pertaining to interest rates applicable to such Indebtedness).

Section 23.4.                         Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.5.                         Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 23.6.                         Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 23.7.                         Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.8.                         Jurisdiction and Process; Waiver of Jury Trial.

(a)                                 The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                 The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)                                  The Company consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested to the address of the Company specified in Section 19.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)                                 Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)                                  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 23.9.                         Obligation to Make Payment in the Applicable Currency.

Any payment on account of an amount that is payable hereunder or under the Notes in the Applicable Currency which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Transaction Party, shall constitute a discharge of the obligation of such Transaction Party under this Agreement, the Notes or any other Transaction Party only to the extent of the amount of the Applicable Currency which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of the Applicable Currency that could be so purchased is less than the amount of the Applicable Currency originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement, the Notes or any other Transaction Document, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 23.10.                  Determinations Involving Different Currencies.

In the event of any determination of the requisite percentage or the principal amount of any Notes of more than one currency, all Notes which are issued in a currency other than Dollars shall, for purposes of determining any such percentage or requisite principal amount, be deemed to have been converted into Dollars at the time that such determination is made at the exchange rate published in the Financial Times one Business Day prior to the date of determination.

Section 23.11.                  Transaction References.

The Company agrees that Prudential Capital Group may (a) refer to its role in establishing the Facility, as well as the identity of the Company and the maximum aggregate principal amount of the Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

HILLENBRAND, INC.

By:	/s/ Ted Haddad

This Agreement is hereby acceptedand agreed to as of the date thereof.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Jason Boe
Vice President

PURCHASER SCHEDULE

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

(1)	All payments to Prudential shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, New York
ABA No.: 021-000-021
Account No.: 304232491
Account Name: PIM Inc. - PCG

(2)	Address for all notices relating to payments:

Prudential Investment Management, Inc.
c/o The Prudential Insurance Company of America
Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, New Jersey 07102-4077

Attention: Manager

(3)	Address for all other communications and notices:

Prudential Investment Management, Inc.
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (800) 224-2278

(5)	Tax Identification No.: 22-2540245

1

INFORMATION SCHEDULE

AUTHORIZED OFFICERS FOR PRUDENTIAL

P. Scott von Fischer Managing Director Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4225 Facsimile: (312) 540-4222	Marie L. Fioramonti Managing Director Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4233 Facsimile: (312) 540-4222

Paul G. Price Managing Director Central Credit Prudential Capital Group Four Gateway Center 100 Mulberry Street Newark, New Jersey 07102 Telephone: (973) 802-9819 Facsimile: (973) 802-2333	William S. Engelking Managing Director Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4214 Facsimile: (312) 540-4222

Joshua Shipley Vice President Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4220 Facsimile: (312) 540-4222	Dianna Carr Senior Vice President Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4224 Facsimile: (312) 540-4222

Tan Vu Senior Vice President Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-5437 Facsimile: (312) 540-4222	James J. McCrane Vice President Prudential Capital Group 4 Gateway Center Newark, New Jersey 07102-4062 Telephone: (973) 802-4222 Facsimile: (973) 624-6432

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Charles J. Senner Director Prudential Capital Group 4 Gateway Center Newark, New Jersey 07102-4062 Telephone: (973) 802-6660 Facsimile: (973) 624-6432	Anthony Coletta Senior Vice President Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4226 Facsimile: (312) 540-4222

David Quackenbush Vice President Prudential Capital Group Two Prudential Plaza Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4228 Facsimile: (312) 540-4222

AUTHORIZED OFFICERS FOR THE COMPANY

Ted Haddad Vice President and Treasurer Hillenbrand, Inc. One Batesville Boulevard Batesville, IN 47006 Ph: 812-934-7251 Fax: 812-931-5209	Cynthia L. Lucchese Chief Financial Officer Hillenbrand, Inc. One Batesville Boulevard Batesville, IN 47006 Ph: 812-931-5054 Fax: 812-931-5190

John Zerkle Senior Vice President, General Counsel and Secretary One Batesville Boulevard Batesville, IN 47006 Ph. 812-931-3832 Fax: 812-931-1344

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SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2.1(e).

“Acceptance Day” is defined in Section 2.1(e).

“Acceptance Window” means, with respect to any Quotation, the time period designated by Prudential during which the Company may elect to accept such Quotation.  If no such time period is designated by Prudential with respect to any such Quotation, then the Acceptance Window for such Quotation will be 2 minutes after the time Prudential shall have provided such Quotation.

“Accepted Note” is defined in Section 2.1(e).

“Affiliate” means, at any time, (a) with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified and (b) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Prudential Affiliate acts as investment advisor or portfolio manager.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Airport Access and Use Agreement” means that certain Airport Access and Use Agreement dated on or about March 21, 2008 by and between Hill-Rom Company, Inc. (“Hill-Rom”), an Indiana corporation, and Batesville Services, Inc. (“Batesville Services”), an Indiana corporation.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Applicable Currency” means (i) with respect to any Notes denominated in Dollars, Dollars, (ii) with respect to any Notes denominated in Euros, Euros, (iii) with respect to any Notes denominated in British Pounds, British Pounds, (iv) with respect to any Notes denominated in Canadian Dollars, Canadian Dollars, and (v) with respect to any Notes denominated in Swiss Francs, Swiss Francs.

“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on the balance sheet of such Person prepared as of such date in accordance with GAAP.

“Authorized Officer” means (i) in the case of the Company, its chief executive officer, its chief financial officer, any other Person authorized to act on behalf of the Company and designated as an “Authorized Officer” in the Information Schedule attached hereto or any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a lawyer in its law department.  Any action taken under this Agreement on behalf the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

“Available Currencies” means Dollars, Euros, British Pounds, Canadian Dollars and Swiss Francs.

“Available Facility Amount” is defined in Section 2.1(a).

“Blocked Person” is defined in Section 5.16(a).

“British Pound” and “£” means the lawful currency of Great Britain.

“Business Day” means (i) other than as provided in clauses (ii) and (iii) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or with respect to Swiss Francs only, in Zurich, Switzerland, or, with respect to Canadian Dollars only, in Toronto, Canada, or with respect to British Pounds only, in London, England, are authorized or required to be closed or, with respect to Euros only, a day which is not a TARGET Settlement Day, (ii) for purposes of Section 2.1(c) only, any day which is both a New York Business Day and a day on which Prudential is open for business and (iii) for purposes of Section 8.7, (a) if with respect to Notes denominated in Dollars, a New York Business Day, (b) if with respect to Notes denominated in British Pounds, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in London, (c) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a TARGET Settlement Day, (d) if with respect to Notes denominated in Canadian Dollars, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Toronto, Canada, and (e) if with respect to Notes denominated in Swiss Francs, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Zurich, Switzerland.

“Canadian Dollar” and “C$” means the lawful currency of Canada.

“Cancellation Date” is defined in Section 2.1(g)(iv).

“Cancellation Fee” is defined in Section 2.1(g)(iv).

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than any member or members of the Hillenbrand Family Group, of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

“Closing Day” means, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.2, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.1(g)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note. A “Closing Day” is sometimes herein referred to as a “Closing”.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Hillenbrand, Inc., an Indiana corporation.

“Competitor” means any Person (other than any Purchaser or any Person described in clause (c) of the definition of Institutional Investor) who is substantially engaged in any of the principal lines of business of the Company or any of its Subsidiaries, subject to compliance with Section 10.6, provided that the provision of investment advisory services by a Person to a Plan or Non U.S. Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person has established procedures which will prevent confidential information supplied to such Person by the Company or any of its Subsidiaries from being transmitted or otherwise made available to such Plan or Non U.S. Plan or Person owning or controlling such Plan or Non U.S. Plan.

“Confidential Information” is defined in Section 21.

“Confirmation of Acceptance” is defined in Section 2.1(e).

“Confirmation of Guaranty Agreement” is defined in Section 4.5(c).

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) all non-cash expenses, charges or losses, (vi) extraordinary expenses, charges or losses, (vii) (A) cash expenses, premiums or penalties incurred in connection with any acquisition, any asset sale or other disposition, any recapitalization, any investment, any issuance of equity interests by the Company or any issuance, incurrence or repayment of any Indebtedness by the Company or its Subsidiaries, the amortization of any deferred financing charges, and/or any refinancing transaction or modification or amendment of any debt instrument (including any transaction undertaken but not completed) and (B) non-recurring or unusual expenses, in an aggregate amount for clauses (A) and (B) not to exceed $20,000,000 during any Reference Period minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax benefits (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clause (v) above subsequent to the fiscal quarter in which the relevant non-cash expense, charge or loss were incurred and (4) extraordinary, income or gains, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis.  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period.  As used herein, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, that constitutes gross proceeds to the Company or any of its Subsidiaries in excess of $10,000,000.

“Consolidated Indebtedness” means at any time the aggregate Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP.

“Consolidated Interest Expense” means, with reference to any period, the interest payable on, and amortization of debt discount in respect of, all Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.  In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.

“Consolidated Revenues” means, with reference to any period, total revenues of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Tangible Assets” means, as of any date of determination thereof, Consolidated Total Assets minus the Intangible Assets of the Company and its Subsidiaries on such date.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” with respect to any Note, has the meaning given in such Note.

“Delayed Delivery Fee” is defined in Section 2.1(g)(iii).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback transaction) of any property by any Person, including any sale, assignment (excluding any Lien), transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollars” or “$” means lawful money of the United States of America.

“Dollar Equivalent” means, with respect to any Notes or Accepted Notes denominated or to be denominated in any Available Currency other than Dollars (“Non-Dollar Notes”), the Dollar equivalent of the principal amount of such Non-Dollar Notes, in each case as set forth in the records of Prudential.

“Domestic Foreign Holdco Subsidiary” means a Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests of (and/or receivables or other amounts due from) one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of section 957 of the Code, so long as such Domestic Subsidiary (i) does not conduct any business or other activities other than the ownership of such Equity Interests and/or receivables and (ii) does not incur, and is not otherwise liable for, any Indebtedness (other than intercompany indebtedness permitted by Section 10.3(g)), in each case, other than immaterial assets and activities reasonably related or ancillary thereto.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America (excluding any possession or territory thereof) other than any Domestic Foreign Holdco Subsidiary or any Subsidiary that is disregarded as separate from its owner for U.S. federal income tax purposes and that owns Equity Interests in one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, or binding orders, decrees, judgments or injunctions, issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, preservation or reclamation of natural resources or the management, release or threatened release of or governing exposure to any Hazardous Material.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EONIA” means (i) the applicable overnight rate calculated by the Banking Federation of the European Union for the relevant Business Day, displayed on the EONIA Screen of Reuters, or such other display as may replace page 247 on the EONIA Screen of Reuters, displaying the appropriate rate or (ii) if no such rate is displayed on such EONIA Screen or other display, the arithmetic mean of the rates (rounded upwards to four decimal places) as quoted by Citibank N.A. to leading banks in the European interbank market, at or about 7.00 p.m. Central European time on such day for the offering of deposits in euro for the period from one Business Day to the immediately following Business Day and, in relation to a day that is not a Business Day, EONIA for the immediately preceding Business Day.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business  (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other similar rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that “Equity Interests” shall not include Indebtedness that is convertible into Equity Interests.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which any notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any written notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any written notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any written notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro” or “€” means the unit of single currency of the Participating Member States.

“Event of Default” is defined in Section 11.

“Facility” is defined in Section 2.1(a).

“Farm Agreement” means that certain Tenants in Common Agreement dated on or about March 21, 2008 between Hill-Rom Company, Inc., an Indiana corporation, and BCC JAWACDAH Holdings, LLC, an Indiana limited liability company.

“Financial Covenant” means any covenant related to a numerical measure of a balance sheet condition, the results of operations or cash flow, or other financial condition, including, without limitation, any provision involving a measurement of the Company’s leverage, ability to cover expenses, earnings, net income, fixed charges, interest expense, net worth or other component of the Company’s consolidated financial position, results of operations, shareholders’ equity, assets or liability (however expressed and whether stated as a ratio, as a fixed threshold, as an event of default or otherwise).

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means

(a)           the government of

(i)            the United States of America or the jurisdiction of organization of the Company or any State or other political subdivision of either thereof, or

(ii)           any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (a) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (b) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by the Company in good faith.

“Guarantor” means any party to a Guaranty Agreement.

“Guaranty Agreement” is defined in Section 4.5(b).

“Hazardous Material” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants and contaminants listed, defined, designated, regulated or classified under applicable Environmental Laws as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

“Hillenbrand Family Group” means the descendants of John A. Hillenbrand and members of such descendants’ families and trusts for the benefit of such Persons.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, but only to the extent included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business or any earn-out obligations), (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (e) all obligations of such Person for unreimbursed payments made under letters of credit (including standby and commercial), bankers’ acceptances and bank guarantees, (f) all obligations in respect of capital leases of such Person, (g) (only for purposes of calculating Consolidated Indebtedness) net obligations of such Person under any Swap Agreement pertaining to interest rates and (h) all Guarantees of such Person in respect of any of the foregoing.  For purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other limited liability entity) in which such person is a general partner or a joint venture, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Institutional Accredited Investor” means an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intangible Assets” means the aggregate amount, for the Company and its Subsidiaries on a consolidated basis, of all assets classified as intangible assets under GAAP, including, without limitation, customer lists, acquired technology, goodwill, computer software, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, unamortized debt discount and capitalized research and development costs.

“Interest Coverage Ratio” is defined in Section 10.9(b).

“Issuance Fee” is defined in Section 2.1(g)(ii).

“Issuance Period” is defined in Section 2.1(b).

“Joint Ownership Agreements” means the four (4) Joint Ownership Agreements with respect to the joint ownership of the aircraft described therein, dated on or about March 21, 2008 by and among Hill-Rom and Batesville Services.

“Leverage Ratio” is defined in Section 10.9(a).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” is defined in the definition of “Consolidated EBITDA”.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Transaction Parties to perform their material obligations under the Transaction Documents or (c) the material rights or remedies of any holder of a Note under the Transaction Documents.

“Material Disposition” is defined in the definition of “Consolidated EBITDA”.

“Material Indebtedness” means, as of any date, Indebtedness (other than the Indebtedness under the Notes), or the net obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $75,000,000 as of such date.  For purposes of determining Material Indebtedness, the “principal amount” of the net obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be deemed to be the Swap Termination Value thereof as of such date.

“Material Subsidiary” means each Subsidiary either (i) having (together with its subsidiaries) assets that constitute five percent (5%) or more of the Consolidated Total Assets of the Company and its Subsidiaries or (b) having (together with its Subsidiaries) revenues that constitute five percent (5%) or more of the Consolidated Revenues of the Company and its Subsidiaries, in each case as of the end any of the three most recently completed fiscal years of the Company.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“New York Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Officer’s Certificate” means a certificate of a Senior Financial Officer of the Company or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Overnight Interest Rate” means with respect to an Accepted Note denominated in a currency other than Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“PPSA” means the Personal Property Security Act or other personal property security legislation of the applicable Canadian province or provinces in respect of any Transaction Party or any Subsidiary (including the Civil Code of the Province of Quebec) as all such legislation now exists or may from time to time to hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Primary Credit Facility” means the Credit Agreement, dated as of July 27, 2012, among the Company, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, refinanced or replaced from time to time.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential” is defined in the addressee line to this Agreement.

“Prudential Affiliate” means any Affiliate of Prudential.

“PTE” is defined in Section 6.2.

“Purchaser” is defined in the addressee line to this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quotation” shall have the meaning provided in paragraph 2.1(d).

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Request for Purchase” is defined in Section 2.1(c).

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).  At any time that there are no Notes outstanding the “Required Holders” shall mean Prudential.

“Rescheduled Closing Day” is defined in Section 3.2.

“Responsible Officer”  means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sale of Assets Covenant” means any restriction or limitation on the sale, transfer or other disposition of property (however expressed and whether stated as a ratio, a fixed threshold, as an event of default or otherwise).

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” is defined in Section 1.1.

“Notes” is defined in Section 1.1.

“Structuring Fees” is defined in Section 2.1(g)(i).

“subsidiary” means, with respect to any Person (the “parent”) at any date, (i) with respect to any financial statements and financial covenant calculations (including the defined terms used therein), any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, and (ii) for all other purposes of the Transaction Documents, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the equity securities or other ownership interests having ordinary voting power for the election of directors or other governing body (other than equity securities or other ownership interests having such power only by reason of the happening of a contingency) are at the time beneficially owned (or, in the case of a Person which is treated as a consolidated subsidiary for accounting purposes, the management of which is otherwise controlled) directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary” means any subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements.

“TARGET Settlement Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for the settlement of payments in Euro.

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

“Transaction Documents” means this Agreement, the Notes and the Guaranty Agreements.

“Transaction Parties” means the Company and the Guarantors.

“Treasury Stock” means capital stock of the Company owned by the Company and held in treasury.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

EXHIBIT 1

[FORM OF NOTE]

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

HILLENBRAND, INC.

[        ]% SERIES        SENIOR NOTE DUE [                    ,         ]

No. [ ]	[Date]
PPN[ ]
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

FOR VALUE RECEIVED, the undersigned, HILLENBRAND, INC. (herein called the “Company”), a corporation organized and existing under the laws of Indiana, hereby promises to pay to [                        ] the principal sum of [                                      ] [DOLLARS] [EUROS] [BRITISH  POUNDS] [CANADIAN DOLLARS] [SWISS FRANCS] [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),][, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of [a 360-day year of twelve 30-day months] [FOR NOTES DENOMINATED IN DOLLARS, EUROS, OR SWISS FRANCS]  [the actual number of days elapsed and a 365-day year] [FOR NOTES DENOMINATED IN BRITISH POUNDS] [the actual number of days in such year] [FOR NOTES DENOMINATED IN CANADIAN DOLLARS]) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over [FOR DOLLAR, BRITISH POUND DENOMINATED NOTES,

CANADIAN DOLLAR OR SWISS FRANCS] [the rate of interest publicly announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate] [FOR EURO DENOMINATED NOTES USE] [EONIA], payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in [lawful money of the [United States of America][United Kingdom][Canada][Switzerland]][the single currency of the European Union] at [          ] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Private Shelf Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Private Shelf Agreement, dated as of December 6, 2012 (as from time to time amended, the “Private Shelf Agreement”), between the Company, on one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which becomes a party thereto, on the other hand, and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Private Shelf Agreement and (ii) made the representation set forth in Section 6.2 of the Private Shelf Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Private Shelf Agreement.

This Note is a registered Note and, as provided in the Private Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified above and in the Private Shelf Agreement.]  This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Private Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Private Shelf Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Any transferee of this Note or any interest therein, by its acceptance thereof, shall be deemed to have made the representations set forth in Section 6 of the Private Shelf Agreement.

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The Company shall not be required to register the transfer of any Note to any Person unless the Company receives from the proposed transferee a written instrument in form and substance reasonably satisfactory to the Company in which such transferee makes the representations and warranties set forth in Section 6 of the Private Shelf Agreement.

HILLENBRAND, INC.

By:
[Title]

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EXHIBIT 2

[FORM OF REQUEST FOR PURCHASE]

Hillenbrand, Inc.

Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of December 6,  2012, among Hillenbrand, Inc. (the “Company”), on one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2.1(c) of the Agreement, the undersigned Hillenbrand, Inc. (the “Company”), hereby makes the following Request for Purchase:

1.                                      Currency:              [Dollars/Euros/British Pounds/Canadian Dollars/Swiss Francs]

2.                                      Aggregate principal amount of
the Notes covered hereby
(the “Notes”)  ...................  [$][₤][€][C$][FR]                    (1)

3.                                      Interest Payment Period:  [quarterly or semiannually in arrears]

4.                                      Individual specifications of the Notes:

Final Principal Amount	Prepayment Maturity Date	Principal Interest Dates and Amounts	Payment Period

[ ] in arrears

5.                                      Use of proceeds of the Notes:

6.                                      Proposed day for the closing of the purchase and sale of the Notes:

7.                                      The purchase price of the Notes is to be transferred to:

Name and Address and ABA Routing Number of Bank	Number of Account

8.                                      The Company certifies that (a) the representations  and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for

(1) Minimum principal amount of $10,000,000 (or its equivalent in the Available Currency).

Purchase and (b) that there exists on the date of this Request forPurchase no Event of Default or Default.

10.                               The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

Dated:	[ ]

By:
Authorized Officer

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EXHIBIT 3

[FORM OF CONFIRMATION OF ACCEPTANCE]

Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of December 6, 2012 between Hillenbrand, Inc., (the “Company”), on one hand, and, on the other hand, Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto.  All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of the Agreement applicable to the Purchasers or holders of the Notes.

Pursuant to Section 2.1(e) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.             Accepted Notes:

Aggregate principal amount: [$][Euros][British Pounds][Canadian Dollars][Swiss Francs]

(A)                               (a)                                 Name of Purchaser:
(b)                                 Principal amount:
(c)                                  Final maturity date:
(d)                                 Principal prepayment dates and amounts:
(e)                                  Interest rate:
(f)                                   Interest payment period:   [              ] in arrears
(g)                                  Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)                               (a)                                 Name of Purchaser:
(b)                                 Principal amount:
(c)                                  Final maturity date:
(d)                                 Principal prepayment dates and amounts:
(e)                                  Interest rate:
(f)                                   Interest payment period:   [              ] in arrears
(g)                                  Payment and notice instructions: As set forth on attached Purchaser Schedule

[(C), (D)..... same information as above.]

II.            Closing Day:

[ ]

By:
Name:
Title:
Dated:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Vice President

[PRUDENTIAL AFFILIATE]

By:
Vice President

[ATTACH PURCHASER SCHEDULES]

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EXHIBIT 4.4(a)

MATTERS TO BE COVERED BY
OPINIONS OF SPECIAL COUNSEL
TO THE TRANSACTION PARTIES

The following matters are to be covered in opinions provided by United States, New York and Indiana counsel for the Transaction Parties, allocated between such counsel as appropriate, subject to customary assumptions, limitations and qualifications.  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Private Shelf Agreement.

•                  Due organization and valid existence of each Transaction Party

•                  Power and authority of each Transaction Party to execute and deliver the Transaction Documents to which such Transaction Party is a party and to perform such Transaction Party’s obligations thereunder

•                  Due authorization, execution and delivery of the Transaction Documents and enforceability of Transaction Documents against the Transaction Parties party thereto

•                  No governmental approvals required in connection with the Transaction Documents

•                  No registration required to issue the Notes under Securities Act of 1933 or Trust Indenture Act of 1939

•                  No conflicts of any Transaction Document with contracts, judgments of governmental authorities or law

•                  No Transaction Party is an Investment Company under the Investment Company Act of 1940

•                  No violation of Regulations T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively

EXHIBIT 4.4(b)

MATTERS TO BE COVERED IN
OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.             The Company is a corporation validly existing and in good standing under the laws of the State of Indiana.

2.             Each Transaction Party other than the Company executing and delivering Transaction Documents at such Closing is validly existing as a corporation or limited liability company and is in good standing under the laws of its state of incorporation or formation.

3.             The Company and each other Transaction Party executing and delivering Transaction Documents at such Closing has the corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Agreement and the other Transaction Documents being executed or delivered at such Closing.  The execution, delivery and performance thereof by the Company and each such other Transaction Party has been duly authorized by all necessary corporate or limited liability company action on the part of the Company and each such other Transaction Party, as the case may be, and the Agreement and such other Transaction Documents being executed or delivered at such Closing have been duly executed and delivered by the Company and each such other Transaction Party.

4.             The Agreement and the other Transaction Documents being executed or delivered at such Closing constitute the legal, valid and binding obligations of the Company and each other Transaction Party thereto enforceable against such Person in accordance with its terms.

5.             In view of the circumstances surrounding the sale and delivery of the Notes being issued at such Closing and on the basis of the representations made by the Company in Section 5.13 of the Agreement and by you in Section 6.1 of the Agreement, it is not necessary in connection with the offering, issuance and delivery of such Notes under the circumstance contemplated by the Agreement to register such Notes under the Securities Act or to qualify and indenture in respect of such Notes under the Trust Indenture Act of 1939, as amended and now in effect.

The opinion of Schiff Hardin LLP shall also state that the opinions of counsel to the Transaction Parties being delivered pursuant to Section 4.4(a) of the Agreement are satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.

In rendering the opinion set forth in paragraphs 1 and 2 above, Schiff Hardin LLP may rely, as to matters referred to in paragraphs 1 and 2, solely upon an examination of certificates of government officials, in each case as of a recent date prior to the date hereof.  The opinions set forth in paragraph 3 above may only cover entities formed in Delaware, Illinois, or New York and in rendering such opinions, Schiff Hardin LLP may rely upon the opinions of counsel to the Transaction Parties being delivered pursuant to Section 4.4(a) of the Agreement.  The opinion of Schiff Hardin LLP is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Transaction Parties and upon representations of the Transaction Parties and the Purchasers delivered in connection with the issuance and sale of the Notes.

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EXHIBIT 4.5(b)

[FORM OF]

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of [                     ,       ] by and among each of the undersigned (the “Initial Guarantors” and along with any additional Subsidiaries of the Company which become parties to this Guaranty by executing a joinder in the form attached as Annex I (a “Joinder”), the “Guarantors”) in favor of the Holders of Guaranteed Obligations (as defined below).

WITNESSETH

WHEREAS, Hillenbrand, Inc., an Indiana corporation (the “Company”), on the one hand, Prudential Investment Management, Inc. (“Prudential”), and each Prudential Affiliate which becomes party thereto, on the other hand, have entered into a certain Private Shelf Agreement dated as of December 6, 2012 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the “Private Shelf Agreement”), providing, subject to the terms and conditions thereof, for the Company to sell its senior promissory notes from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Notes”, such term to include any such notes issued in substitution thereof pursuant to Section 14 of the Private Shelf Agreement); and

WHEREAS, it is a condition precedent to the purchase of any Notes by the Purchasers under the Private Shelf Agreement that each of the Guarantors shall have executed and delivered this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all of the Guaranteed Obligations (as defined below); and

WHEREAS, in consideration of the direct and indirect financial and other support that the Company has provided, and such direct and indirect financial and other support as the Company may in the future provide, to the Guarantors, and in order to induce the Purchasers to purchase the Notes, each of the Guarantors is willing to guarantee the Guaranteed Obligations.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         Definitions.  Terms used herein but not defined herein have, as used herein, the respective meanings given such terms in the Private Shelf Agreement.

SECTION 2.         Representations, Warranties and Covenants.  Each of the Guarantors represents and warrants that:

(A)          It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation, organization or formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority would not reasonably be expected to have a Material Adverse Effect.

(B)          It (to the extent applicable) has the requisite power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.  The execution and delivery by each Guarantor of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, respectively, enforceable against such Guarantor, respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether considered in a proceeding in equity or at law.

(C)          Neither the execution and delivery by such Guarantor of this Guaranty, nor the consummation by such Guarantor of the transactions herein contemplated, nor compliance by such Guarantor with the provisions hereof will: (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) violate the charter, by-laws or other organizational documents of such Guarantor, (c) violate any applicable material law or regulation or any order of any Governmental Authority, (d)  violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor, except for any such violation or right which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, or (e)  result in the creation or imposition of any Lien on any asset of such Guarantor.

In addition to the foregoing, subject to Section 25, each of the Guarantors covenants that, from the date such Guarantor becomes a party hereto and so long thereafter as any Guaranteed Obligations (as defined below) shall remain unpaid, it will fully comply with those covenants and agreements of the Company applicable to such Guarantor set forth in the Private Shelf Agreement.

SECTION 3.         The Guaranty.  Each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment and performance when due (whether at stated maturity, or by required or optional prepayment or by acceleration or otherwise) of (i) the principal of, Make-Whole Amount, if any, with respect to, interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on, and any other amounts due under the Notes, (ii) all other amounts payable by the Company under the Private Shelf Agreement and the other Transaction Documents, and (iii) the punctual and faithful performance, keeping, observance, and fulfillment by the Company of all of the agreements, conditions, covenants, and obligations of the Company contained in the Transaction Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations,” and the holders of the Notes and Prudential being referred to collectively as the “Holders of Guaranteed Obligations”).  Upon the occurrence and during the continuance of any Event of Default under the Private Shelf Agreement, each of the Guarantors agrees that it shall forthwith on demand by the holders entitled thereto pay such amount or perform such obligation at the place and in the manner specified in the Private Shelf Agreement, the Notes, or the relevant Transaction Document, as the case may be.  Each of the Guarantors hereby agrees that this Guaranty is an irrevocable guaranty of payment and is not a guaranty of collection.

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SECTION 4.         Guaranty Unconditional.  The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by, and each Guarantor hereby waives any defenses it may have (now or in the future) by reason of:

(A)          (i) any extension, renewal, settlement, indulgence, compromise, waiver or release of the Guaranteed Obligations, any part thereof, any agreement relating thereto (including this Guaranty), or any obligation of any other Guarantor, whether (in any such case) by operation of law or otherwise other than as a result of the indefeasible payment in full in cash of the Guaranteed Obligations; or (ii) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations, any part thereof, any agreement relating thereto (including this Guaranty), or any obligation of any other Guarantor;

(B)          any modification or amendment of or supplement to the Private Shelf Agreement, the Notes, or any other Transaction Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations or the issuance from time to time of Notes;

(C)          any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of (i) any collateral securing the Guaranteed Obligations or any part thereof, (ii) any other guaranties with respect to the Guaranteed Obligations or any part thereof, or (iii) any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof;

(D)          (i) any change in the corporate, partnership or other existence, structure or ownership of the Company or any Guarantor, (ii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any Guarantor, or any of their respective assets or any resulting release or discharge of any obligation of the Company or such Guarantor;

(E)           the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Company, any other Guarantor, or the Holders of Guaranteed Obligations, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(F)           (i) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, (ii) any other invalidity or unenforceability relating to or against the Company or any other Guarantor of any of the Guaranteed Obligations, for any reason, related to the Private Shelf Agreement or any other Transaction Document, or (iii) any provision of applicable law decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Company or any Guarantor, or otherwise affecting any term of any of the Guaranteed Obligations;

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(G)          the election by, or on behalf of, any one or more of the Holders of Guaranteed Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(H)          the failure of any other Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(I)            any other act or omission to act or delay of any kind by the Company, any Guarantor or any Holders of Guaranteed Obligations, or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder except as provided in Section 5.

SECTION 5.         Discharge Only Upon Payment In Full:  Reinstatement In Certain Circumstances.  Subject to Section 25, each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash and the Issuance Period shall have terminated or expired (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made).  If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company or any other party under the Private Shelf Agreement or any other Transaction Document (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise (including pursuant to a settlement entered into by a Transaction Party in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6.         General Waivers; Additional Waivers.

(A)          General Waivers.  Each of the Guarantors irrevocably waives notice of acceptance hereof, presentment, demand for performance, notice of protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any other guarantor of the Guaranteed Obligations, or this Guaranty (except if such notice is specifically required to be given to such Guarantor hereunder or under the Transaction Documents).

(B)          Additional Waivers.  Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i)            any right it may have to revoke this Guaranty as to future indebtedness;

(ii)           (a) notice of any Notes issued or other financial accommodations made or extended under the Transaction Documents or the creation or existence of any Guaranteed Obligations; (b) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Holders of Guaranteed Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable

4

time; (c) notice of any adverse change in the financial condition of the Company or of any other fact that might increase such Guarantor’s risk hereunder; (d) notice of any Default or Event of Default;

(iii)          its right, if any, to require the Holders of Guaranteed Obligations to institute suit against, or to exhaust any rights and remedies which the Holders of Guaranteed Obligations have or may have against, the other Guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv)          (a) any rights to assert against the Holders of Guaranteed Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Holders of Guaranteed Obligations with respect to the Guaranteed Obligations; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; and (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of:  the impairment or suspension of the Holders of Guaranteed Obligations’ rights or remedies against the other Guarantors; the alteration by the Holders of Guaranteed Obligations of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Holders of Guaranteed Obligations by operation of law as a result of the Holders of Guaranteed Obligations’ intervention or omission; or the acceptance by the Holders of Guaranteed Obligations of anything in partial satisfaction of the Guaranteed Obligations; and

(v)           any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Holders of Guaranteed Obligations; or (b) any election by the Holders of Guaranteed Obligations under Section 1111(b) of Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors.

SECTION 7.         Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(A)          Subordination of Subrogation.  Until the Guaranteed Obligations have been fully and finally performed and paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations, (ii) waive any right to enforce any remedy which the Holders of Guaranteed Obligations now have or may hereafter have against the Company or any Guarantor of all or any part of the Guaranteed Obligations, and (iii) waive any benefit of, and any right to participate in, any security or collateral given to the Holders of Guaranteed Obligations to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the

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Company to the Holders of Guaranteed Obligations.  Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off with respect to the Guaranteed Obligations that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are paid in full in cash.  Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Holders of Guaranteed Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Holders of Guaranteed Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(A).

(B)          Subordination of Intercompany Indebtedness.  Each Guarantor agrees that any and all claims of such Guarantor against the Company or any other Guarantor hereunder (each an “Obligor”) with respect to any Intercompany Indebtedness (as hereinafter defined) shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made); provided that, unless otherwise prohibited as otherwise set forth below, such Guarantor may receive payments of principal and interest from any Obligor with respect to any indebtedness of such Obligor to any Guarantor (“Intercompany Indebtedness”).  Upon acceleration of the Notes pursuant to Section 12.1 of the Private Shelf Agreement, notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Guaranteed Obligations in those assets.  Upon acceleration of the Notes pursuant to Section 12.1 of the Private Shelf Agreement, no Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) shall have been fully paid and satisfied (in cash) and the Issuance Period have been terminated.  Upon acceleration of the Notes pursuant to Section 12.1 of the Private Shelf Agreement, each Guarantor agrees that until the Guaranteed Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) have been paid in full (in cash) and satisfied and the Issuance Period has been terminated, no Guarantor will assign or transfer to any Person (other than the Holders of Guaranteed Obligations) any claim any such Guarantor has or may have against any Obligor.

SECTION 8.         Contribution with Respect to Guaranteed Obligations.

(A)          To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the

6

amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors (as determined immediately prior to the making of such Guarantor Payment), then, following payment in full in cash of the Guaranteed Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and termination of the Facility, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(B)          As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(C)          This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(D)          The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

SECTION 9.         Limitation of Guaranty.  Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.  In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 10.       Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under the Private Shelf Agreement, the Notes, or any other Transaction Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Private Shelf Agreement, the Notes, or any other Transaction Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by any holder or holders of Notes at the time outstanding, to the extent such amount is payable to such holder.

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SECTION 11.       Notices.  All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 19 of the Private Shelf Agreement with respect to Prudential, at its notice address therein, with respect to any holder of any Note, at the address specified therein, and with respect to any Guarantor, in care of the Company at the address of the Company set forth in the Private Shelf Agreement or such other address or telecopy number as such party may hereafter specify to the Company in writing.

SECTION 12.       No Waivers.  No failure or delay by any Holder of Guaranteed Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Private Shelf Agreement and the other Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 13.       Successors and Assigns.  This Guaranty shall be enforceable by and is for the benefit of the Holders of Guaranteed Obligations and their respective successors and permitted assigns; it being understood and agreed that in the event that the Holders of Guaranteed Obligations assign or transfer all or a portion of their respective rights and obligations under Section 23.1 of the Private Shelf Agreement, then the rights hereunder, to the extent applicable to the rights and obligations so assigned, may be transferred with such rights and obligations.  This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Required Holders, except as otherwise permitted pursuant to the Private Shelf Agreement, and any such assignment in violation of this Section 13 shall be null and void.

SECTION 14.       Changes in Writing.  Other than in connection with the addition of additional Guarantors, which become parties hereto by executing a Joinder, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Required Holders.

SECTION 15.       GOVERNING LAW.  THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 16.       CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL; IMMUNITY.

(A)          EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY

8

AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT PRUDENTIAL, ANY PURCHASER OR ANY HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT AGAINST ANY TRANSACTION PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(B)          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 17.       No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Guaranty.  In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 18.       Taxes, Expenses of Enforcement, etc.

(A)          Taxes.  Any and all payments by or on account of any obligation of any Guarantor under this Guaranty shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of the applicable Guarantor) requires the deduction or withholding of any Tax from any such payment by such Guarantor, then the applicable Guarantor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

9

(B)          Expenses of Enforcement, Etc.  The Guarantors agree to reimburse each Holder of Guaranteed Obligations for all reasonable and documented out-of-pocket expenses incurred by each such Holder of Guaranteed Obligations, in accordance with Section 16.1 of the Private Shelf Agreement.

SECTION 19.       Setoff.  At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Holder of Guaranteed Obligations may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply in accordance with the terms of the Private Shelf Agreement toward the payment of all or any part of the Guaranteed Obligations: (i) any indebtedness due from such Holder of Guaranteed Obligations to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Guaranteed Obligations or any of their respective affiliates.

SECTION 20.       Financial Information.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Guaranteed Obligations shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances.  In the event any Holder of Guaranteed Obligations, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Guaranteed Obligations shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Guaranteed Obligations, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

SECTION 21.       Severability.  Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 22.       Merger.  This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Guaranteed Obligations.

SECTION 23.       Headings.  Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 24.       Obligation to Make Payment in the Applicable Currency.  Any payment on account of an amount that is payable hereunder or under the Private Shelf Agreement or the Notes in the Applicable Currency which is made to or for the account of any Holder of the Guaranteed Obligations in any other currency, whether as a result of any judgment

10

or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty only to the extent of the amount of the Applicable Currency which such Holder of the Guaranteed Obligations could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of the Applicable Currency that could be so purchased is less than the amount of the Applicable Currency originally due to such Holder of the Guaranteed Obligations, each Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder of the Guaranteed Obligations from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder of the Guaranteed Obligations from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

SECTION 25.       Termination of Guaranty.  The obligations of any Guarantor under this Guaranty shall terminate in accordance with Section 9.8(d) of the Private Shelf Agreement.

Remainder of Page Intentionally Blank.

11

IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

[GUARANTORS]

By:
Name:
Title:

12

ANNEX I TO GUARANTY

Reference is hereby made to the Guaranty, made as of [                   ,         ], (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Guaranty”), by and among the Initial Guarantors and the additional Guarantors party thereto from time to time in favor of the Holders of Guaranteed Obligations.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty.  By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [state of organization] [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto.  By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, New Guarantor has executed and delivered this Joinder to the Guaranty as of this                      day of                   , 20      .

[NAME OF NEW GUARANTOR]

By:

13

EXHIBIT 4.5(c)

[FORM OF]

CONFIRMATION OF GUARANTY AGREEMENT

THIS CONFIRMATION OF GUARANTY AGREEMENT (this “Confirmation”) is entered into by each of the undersigned (which parties are hereinafter each referred to individually as a “Guarantor” and collectively as the “Guarantors”) in favor of the Series      Purchasers (as defined below) and the other Holders of the Guaranteed Obligations.

WHEREAS, Hillenbrand, Inc., an Indiana corporation (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand, have entered into that certain Private Shelf Agreement dated as of December 6, 2012 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the “Private Shelf Agreement”), providing, subject to the terms and conditions thereof, for the Company to sell its senior promissory notes from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Notes,” such term to include any such notes issued in substitution thereof pursuant to Section 14 of the Private Shelf Agreement); and

WHEREAS, the Guarantors have guaranteed the obligations of the Company under the Private Shelf Agreement and the Notes pursuant to that certain Guaranty, dated as of                        ,          (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”; capitalized terms used herein and not otherwise defined shall have the meanings given therein), made by the Guarantors in favor of the Holders of the Guaranteed Obligations; and

WHEREAS, pursuant to that certain Request for Purchase dated as of                            and that certain Confirmation of Acceptance dated as of                               , the Company will issue and certain Prudential Affiliates (the “Series        Purchasers”) will purchase, as a Series of the Notes, the Company’s             % Series            Senior Notes Due            (the “Series            Notes”); and

WHEREAS, the Private Shelf Agreement requires as a condition to the effectiveness of the Series        Purchasers’ obligation to purchase the Series          Notes that each of the Guarantors execute and deliver this Confirmation and reaffirm that the Guaranty secures and guarantees the liabilities and obligations of the Company under the Series          Notes.

NOW, THEREFORE, in order to induce, and in consideration of, the purchase of the Series          Notes by the Series        Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to, each of the Series        Purchasers and each holder from time to time as follows:

1.             Confirmation. Each Guarantor hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty, and confirms and agrees that each reference in the Guaranty to the Guaranteed Obligations is construed to hereafter

include all indebtedness, obligations and liabilities of the Company in connection with or pursuant to the Series          Notes.  Each Guarantor acknowledges, confirms and agrees that the Guaranty remains in full force and effect and is hereby ratified and confirmed in all respects.  Each Guarantor acknowledges and confirms, as of the date hereof, all waivers in the Guaranty.  Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms that it intends that the Guaranty will continue to guarantee, to the fullest extent provided thereby, the payment and performance of all Guaranteed Obligations, including, without limitation, the payment and performance of the Series            Notes.

2.             Successors and Assigns.  All covenants and other agreements contained in this Confirmation by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder) whether so expressed or not; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Required Holders, except as otherwise permitted pursuant to the Private Shelf Agreement, and any such assignment in violation of this Section 2 shall be null and void.

3.             No Waiver.  The execution of this Confirmation shall not operate as a novation, waiver of any right, power or remedy of any holder, nor constitute a waiver of any provision of the Private Shelf Agreement or any Note.

4.             Governing Law.  This Confirmation shall be construed in accordance with and governed by the law of the State of New York.

5.             Severability.  Wherever possible, each provision of this Confirmation shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Confirmation shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Confirmation.

6.             Counterparts; Facsimile Signatures.  This Confirmation may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original, but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Confirmation by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Confirmation.

7.             Headings.  Section headings in this Confirmation are for convenience of reference only and shall not govern the interpretation of any provision of this Confirmation.

8.             Authorization.  Each Guarantor is duly authorized to execute and deliver this Confirmation, and to perform its obligations under the Guaranty.

2

IN WITNESS WHEREOF, this Confirmation has been duly executed and delivered as of the date first above written.

[Insert Guarantors]

By:

By:
Name:
Title:

3

EXHIBIT 21

[Form of]

Agreement Regarding Confidentiality

[Date]

Reference is made to that certain Private Shelf Agreement dated as of December 6, 2012 (the “Private Shelf Agreement”) between Hillenbrand, Inc., on one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which becomes a party thereto, on the other hand.  In accordance with Section 21 of the Private Shelf Agreement, a copy of which is attached hereto, the undersigned agrees to be bound by the provisions of such Section 21 of the Private Shelf Agreement to the same extent and with the same effect as if the undersigned were an original signatory thereto.  The Company is hereby made an express third party beneficiary of this letter agreement and the Company may enforce the terms of this letter agreement and Section 21 of the Private Shelf Agreement against the undersigned as if the Company were a party to this letter agreement.  Please acknowledge your agreement with the foregoing by signing in the space provided below.

Very truly yours,

[Prudential Entity]

By:
Vice President

Agreed and Acknowledged:

Name of Company:
By:
Title:

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

All subsidiaries are wholly-owned Indiana entities, unless otherwise noted.

Batesville Services, Inc.

Process Equipment Group, Inc., a New Jersey corporation

Batesville Casket Company, Inc.

Batesville Interactive, Inc.

Batesville Logistics, Inc.

Batesville Manufacturing, Inc.

Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation

Acorn Development Group, Inc.

BCC JAWACDAH Holdings, LLC

BV Acquisition, Inc.

HMIS, Inc., a New Hampshire corporation

The Forethought Group, Inc.

MCP, Inc.

WCP, Inc.

Hillenbrand International Holding Corporation

NorthStar Industries, LLC

Hillenbrand Luxembourg S.à.r.l., a Luxembourg company

Batesville Holding UK, Ltd, a United Kingdom corporation

Hillenbrand Switzerland GmbH, a Swiss limited liability company

Green Tree Manufacturing, LLC

Modern Wood Products, LLC

K-Tron (Schweiz) GmbH, a Swiss limited liability company

Batesville Canada, Ltd., a Canadian corporation

Batesville Casket UK, Ltd., a United Kingdom corporation

Industrias Arga, S.A. de C.V., a Mexican corporation

Global Products Co., S.A. de C.V., a Mexican corporation

NADCO, S.A. de C.V., a Mexican corporation

K-Tron Investment Co., a Delaware corporation

K-Tron Technologies, Inc., a Delaware corporation

Rotex Global, LLC, a Delaware limited liability company

Gundlach Equipment Corporation, a Delaware corporation

K-Tron America, Inc., a Delaware corporation

Pennsylvania Crusher Corporation, a Delaware corporation

Premier Pneumatics, Inc., a Delaware corporation

BC Canada Company, ULC, a Nova Scotia Unlimited Liability Corporation

HIE Heavy Industrial Equipment (Beijing) Co., Ltd., a Chinese FICE

K-Tron Asia PTE Ltd, a Singapore corporation

K-Tron China Limited, a Hong Kong corporation

K-Tron Deutschland GmbH, a German limited liability company

K-Tron Great Britain Ltd, a UK corporation

K-Tron (Shanghai) Co Ltd, a Chinese FICE

K-Tron France S.à.r.l., a French company

PEG Process Equipment India, LLP, an Indian Partnership

Rotex Global (Hong Kong) Ltd., a Hong Kong corporation

Rotex Europe Ltd., a UK corporation

Wuxi K-Tron Colormax Machinery Co., Ltd., a Chinese WFOE

WUXI Process Equipment Manufacturing Co., Ltd., a Chinese WFOE

K-Tron Colormax Ltd, a UK corporation

K-Tron PCS Ltd, a UK corporation

Jeffrey Rader Corporation, a Delaware corporation

Jeffrey Rader AB, a Swedish corporation

RC II Inc., a Georgia corporation

Jeffrey Rader Canada Company, a Canadian company

Rotex Japan Limited, a UK corporation

Coperion Corporation, a Delaware corporation

Hillenbrand Europe, LLC, a Delaware Limited Liability Company

Hillenbrand Germany Finance LLC & Co. KG, a German partnership

Hillenbrand Germany Holding GmbH, a German limited liability company

Coperion Capital GmbH, a German limited liability company

Coperion GmbH, a German limited liability company

Coperion N.V., a Belgium company

Coperion AB., a Swedish company

Coperion Ltd., a UK company

Coperion S.a.r.l., a French company

000 “Coperion”, a Russian company

Coperion S.L., a Spanish company

Coperion Ltda., a Brazilian company

Coperion Pte, a Singapore company

Coperion Machinery & Systems (Shanghai) Co. Ltd., a Chinese company

Coperion International Trading (Shanghai) Co. Ltd., a Chinese company

Coperion (Nanjing) Machinery Co., Ltd., a Chinese company

Coperion K.K., a Japanese company

Coperion S.r.l., an Italian company

Joint Ventures

Coperion Ideal Pte. Ltd., New Delhi, India — 51% owned by Coperion GmbH

Coperion Middle East Co. Ltd., Juball, Saudia Arabia; 51% owned by Coperion GmbH

PELL-TEC, Pelletizing Technology GmbH, Niedernberg, Germany — 51% owned by Coperion GmbH

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DIRECTORS AND SENIOR OFFICERS

DIRECTORS

Kenneth A. Camp

Edward B. Cloues, II

Helen W. Cornell

Mark C. DeLuzio

James A. Henderson

W August Hillenbrand

Ray J. Hillenbrand

Thomas H. Johnson

F. Joseph Loughrey

Eduardo R. Menascé

Neil S. Novich

Stuart A. Taylor, II

SENIOR OFFICERS

Kenneth A. Camp, President and Chief Executive Officer

Cynthia L. Lucchese, Senior Vice President and Chief Financial Officer

Joe A. Raver, Senior Vice President

Elizabeth E. Dreyer, Vice President, Controller and Chief Accounting Officer

Kimberly K. Dennis, Senior Vice President

Paul Douglas Wilson, Senior Vice President, Chief Administrative Officer

John R. Zerkle, Senior Vice President, General Counsel and Secretary

Diane R. Bohman, Vice President, Corporate Strategy

Scott P. George, Senior Vice President, New Business Development

Jan M. Santerre, Vice President, Lean Business

SUBSIDIARY GUARANTORS UNDER PRIMARY CREDIT FACILITY

Batesville Services, Inc.

Process Equipment Group, Inc.

Batesville Casket Company, Inc.

Batesville Manufacturing, Inc.

Gundlach Equipment Corporation

K-Tron America, Inc.

Pennsylvania Crusher Corporation

K-Tron Investment Co.

Rotex Global, LLC

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SCHEDULE 10.1

EXISTING LIENS

Mortgage notes over factory building/equipment at Lenzenhardstr. 45, 5702 Niederlenz, arising under that certain Agreement (Security Agreement), dated September 16, 2003, between K-Tron (Schweiz) AG, as assignor, and Credit Suisse, as the secured party.

Mortgage notes over Grundbuch Niederlenz No. 1249, plot no. 1400, Industrie “Lenzhard” 5702 Niederlenz, arising under that certain Credit Facility Agreement, dated August 16, 2002 (as amended, supplemented or otherwise modified), between K-Tron (Schweiz) AG, as assignor, and UBS AG, as the secured party.

Mortgage notes over factory building/equipment at Lenzenhardstr. 45, 5702 Niederlenz, arising under that certain Agreement (Security Agreement), dated July 17, 2002, between K-Tron (Schweiz) AG, as assignor, and Hypothokarbank, as the secured party.

Restricted cash:

Entity	Amount (USD equivalent)	Bank	Location
K-Tron (Schweiz) GmbH	$1.3m	Zurcher Kantonalbank	Switzerland
Jeffrey Rader AB	$0.3m	Handelsbanken	Sweden

SCHEDULE 10.3

EXISTING INDEBTEDNESS

Description	Interest Rate	Maturity	Amount
Senior Unsecured Notes, issued pursuant to the Indenture between Hillenbrand, Inc. and U.S. Bank National Association as trustee, dated July 9, 2010	5.50% (coupon)	7/15/20	$150,000,000 (face value)

Other Agreements:

Loan Agreement, dated September 16, 2003 (as amended, supplemented or otherwise modified), between K-Tron (Schweiz) AG and Credit Suisse, as the secured party, in a principal amount up to CHF 4,900,000.00.

Credit Facility Agreement, dated August 16, 2002 (as amended, supplemented or otherwise modified), between K-Tron (Schweiz) AG, as assignor, and UBS AG, as the secured party, in a principal amount up to CHF 4,500,000.00.

Credit Agreement, dated July 17, 2002 (as amended, supplemented or otherwise modified), between K-Tron (Schweiz) AG, as assignor, and Hypothokarbank, as the secured party, in a principal amount up to CHF 3,000,000.00.